Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [***].

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 12, 2026, by and among JBDI Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Buyer”), those Sellers set forth in Annex I hereto (the “Sellers” and each a “Seller”), and, solely for purposes of making the representations and warranties expressly set forth herein with respect to its business and operations, Glorian Capital Ltd, a company incorporated and existing under the laws of the British Virgin Islands on 12 May 2026 with company registration number 2208464 (the “Company”). Buyer, the Sellers and the Company are referred to collectively herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Sellers directly or indirectly own an aggregate of 50,000 shares, par value $1.00 per share (the “Shares”), in the proportions set forth opposite their names in Annex I constituting, in aggregate, a 100% equity interest in the Company;

WHEREAS, Buyer desires to purchase from the Sellers, and the Sellers desire to sell to Buyer, all of the Shares, upon the terms and subject to the conditions set forth herein, so that, immediately following the Closing, Buyer shall own all of the Shares and thereby acquire a 100% equity interest in the Company;

WHEREAS, the aggregate consideration payable by Buyer to the Sellers for the Shares will consist solely of convertible promissory notes substantially in the form set forth as Exhibit B hereto to be issued pursuant to the Note Purchase Agreement in the principal amounts set forth in Annex I hereto (the “Notes” and each a “Note”), and the Parties intend that the Notes will constitute restricted securities issued in a transaction exempt from registration pursuant to Regulation S under the Securities Act; and

WHEREAS, the Parties desire to set forth herein the terms and conditions governing the purchase and sale of the Shares and the related transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer or its Affiliates) relating to any direct or indirect acquisition of all or any material portion of the equity interests, business or assets of the Company, whether by merger, consolidation, sale of shares, sale of assets, recapitalization or otherwise.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Aggregate Sellers’ Voting Interest Cap” has the meaning given to it in the Note Purchase Agreement.

“Basket” means $3,000,000.00.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnified Parties” means Buyer and its Affiliates and their respective directors, officers, employees, managers, agents, successors and permitted assigns.

“Buyer Material Adverse Effect” means any event, change, effect, development, circumstance or occurrence that, individually or in the aggregate, materially impairs Buyer’s ability to consummate the transactions contemplated by this Agreement, the Note Purchase Agreement or the Notes.

“Change of Control of Buyer” means the occurrence of any of the following, whether in a single transaction or a series of related transactions: (a) any Person or group of Persons acting in concert (within the meaning of Section 13(d)(3) of the Exchange Act), other than Buyer or any of its subsidiaries, becoming the beneficial owner, directly or indirectly, of voting securities of Buyer representing more than fifty percent (50%) of the aggregate voting power of all issued and outstanding voting securities of Buyer; (b) any merger, amalgamation, consolidation, scheme of arrangement or similar transaction involving Buyer, other than any such transaction immediately following which the Persons who were the beneficial owners of the voting securities of Buyer immediately prior thereto continue to beneficially own, directly or indirectly, more than fifty percent (50%) of the aggregate voting power of the surviving or resulting entity (or its ultimate parent); (c) the sale, lease, transfer or other disposition of all or substantially all of the consolidated assets of Buyer and its subsidiaries, taken as a whole, to any Person other than one or more wholly owned subsidiaries of Buyer; or (d) any other transaction or event as a result of which any Person or group of Persons acting in concert obtains, directly or indirectly, the power to direct or cause the direction of the management and policies of Buyer, whether through the ownership of voting securities, by contract or otherwise; provided, however, that notwithstanding the foregoing, none of the following shall constitute, or be deemed to constitute or result in, a Change of Control of Buyer: (i) the adoption, approval, implementation or effectiveness of the Proposed Dual-Class Share Structure, including any amendment to the memorandum and articles of association of Buyer, any re-designation, reclassification or recapitalization of the ordinary shares of Buyer, and the creation and issuance of Class B ordinary shares, in each case effected in connection therewith; (ii) any acquisition, holding or exercise of voting power by EUG Investment Limited or any of its Affiliates attributable to the Class B ordinary shares issued pursuant to the Proposed Dual-Class Share Structure; or (iii) any other transaction, restructuring or reorganization effected solely in connection with the enactment or implementation of the Proposed Dual-Class Share Structure.

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“Claim Notice” means written notice of an indemnification claim delivered in accordance with Article VII.

“Closing” means the consummation of the purchase and sale of the Shares and the other transactions contemplated by this Agreement.

“Closing Date” means October 30, 2026, or such other date as Buyer and the Seller Representative may agree in writing, on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Material Adverse Effect” means any event, change, effect, development, circumstance or occurrence that, individually or in the aggregate, is materially adverse to the business, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change, effect, development, circumstance or occurrence arising out of or resulting from general economic conditions, general industry conditions, changes in law, changes in GAAP, changes in financial markets or geopolitical conditions, except, in each case, to the extent the Company and its Subsidiaries are disproportionately adversely affected thereby relative to other similarly situated companies operating in the same industries.

“Contract” means any legally binding contract, agreement, lease, licence, commitment, undertaking or other arrangement, whether written or oral.

“Conversion Shares” means the Ordinary Shares issuable upon conversion of the Notes.

“Conversion Price” has the meaning given to it in the Form of Note attached as Exhibit B hereto.

“Convertible Promissory Notes” or “Notes” means the senior unsecured perpetual zero coupon convertible notes to be issued by Buyer in the aggregate original principal amount of the Note Consideration, in substantially the form attached as Exhibit B, as executed and delivered at the Closing pursuant to the Note Purchase Agreement.

“Disclosure Schedule” means the disclosure schedule delivered by the Sellers and the Company to Buyer concurrently with the execution of this Agreement.

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“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FPI Adjustment Period” has the meaning set forth in Section 5.12(d).

“Foreign Private Issuer” or “FPI” means a “foreign private issuer” as defined in Rule 3b-4 promulgated under the Exchange Act.

“FPI Exemptions” has the meaning set forth in Section 5.12(a).

“FPI Status Change Notice” has the meaning set forth in Section 5.12(c).

“Fundamental Representations” means the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 4.1, Section 4.2, Section 4.3, Section 4.4 and Section 4.5.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Governmental Authority” means any federal, state, provincial, local, municipal, foreign or supranational government, any governmental, regulatory or administrative authority, agency, commission, department, board, bureau, court, tribunal or instrumentality, and any self-regulatory organization, including Nasdaq and the SEC.

“Holder” means each holder of a Note from time to time, including any transferee of all or part of a Note pursuant to a Permitted Transfer.

“Holder Voting Interest Cap” has the meaning given to it in the Note Purchase Agreement.

“Indemnified Party” means a Person entitled to indemnification under Article VII.

“Indemnifying Party” means a Party required to provide indemnification under Article VII.

“Knowledge” means, the actual knowledge of the executive officers and directors of the relevant Person (including, without limitation, with respect to the Company, the Person primarily responsible for SEC reporting, and for all Persons, finance, legal affairs and the transactions contemplated hereby), together with any knowledge that any such Person would have obtained after reasonable inquiry or investigation of the relevant books and records and reasonable inquiry of the officers, employees, outside counsel, auditors and other representatives having responsibility for the subject matter at issue.

“Lien” means any mortgage, pledge, lien, charge, security interest, encumbrance, option, right of first refusal, voting trust, proxy, adverse claim or restriction of any kind.

“Listing of Additional Shares Notification” means the Notification Form: Listing of Additional Shares required to be submitted to Nasdaq pursuant to Nasdaq Rule 5250(e)(2).

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“Losses” means any and all losses, damages, liabilities, deficiencies, judgments, settlements, awards, fines, penalties, costs and expenses, including reasonable and documented attorneys’ fees and expenses; provided, however, that Losses shall not include punitive damages except to the extent actually awarded to a third party.

“Material Contract” means with respect to the Company or the Buyer, as applicable, any Contract that such Person has filed, or is required to file, with the U.S. Securities and Exchange Commission as an exhibit pursuant to Form 20-F (including Item 19, Exhibits), and, to the extent applicable, any material agreement required to be disclosed or furnished on Form 6-K pursuant to Exchange Act Rules 13a-16 or 15d-16 (17 C.F.R. §§ 240.13a-16, 240.15d-16).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Minimum Price” means the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d)(1), being the lower of (a) the Nasdaq Official Closing Price of Buyer’s Ordinary Shares immediately preceding the signing of the Note Purchase Agreement, or (b) the average Nasdaq Official Closing Price of Buyer’s Ordinary Shares for the five (5) trading days immediately preceding such signing date.

“Nasdaq Official Closing Price” means, with respect to the Ordinary Shares on any trading day, the official closing price of the Ordinary Shares on Nasdaq for such trading day, as reported by Nasdaq. If such security is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, then the Nasdaq Official Closing Price for such security will be the average of the mid-point of the last bid and last ask prices per share for such security in the over-the-counter market on the relevant trading day as reported by OTC Markets Group or similar organization.

“Nasdaq Rules” means the Nasdaq Listing Rules, including, without limitation, Rules 5250(e)(2), 5615(a)(3), 5635(b), 5635(d), 5640, and the applicable interpretive materials thereof.

“Note” and “Notes” have the meaning given to it in the Recitals.

“Note Consideration” means the amount of the Purchase Price payable by Buyer through issuance and delivery of the Notes in the aggregate original principal amount of $900,000,000.00, pursuant to and governed by the Note Purchase Agreement.

“Note Purchase Agreement” or “NPA” means the Note Purchase Agreement, to be dated as of the Closing Date, by and between Buyer and the Note Recipients, substantially in the form attached as Exhibit A, pursuant to which Buyer shall issue the Notes.

“Note Recipients” means the Sellers in their capacity as “Holder” under the terms of the Notes and “Purchaser” under the terms of the NPA.

“Ordinary Shares” means the ordinary shares, par value $0.001 per share, of Buyer (or, if the Proposed Dual-Class Share Structure has become effective, the Class A ordinary shares of Buyer).

“Outside Date” means December 31, 2026.

“Permitted Liens” means (a) statutory Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, (b) mechanics’, carriers’, workmen’s, repairmen’s and similar statutory Liens arising or incurred in the ordinary course of business for amounts not yet due and payable or being contested in good faith by appropriate proceedings, and (c) such imperfections of title, easements and encumbrances, if any, that do not materially detract from the value of, or materially interfere with the present use of, the assets subject thereto.

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“Person” means any individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization, Governmental Authority or other entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

“Purchase Price” means the aggregate consideration payable by Buyer for the Shares, equal to the total of Note Consideration.

“Principal Seller” means Prospera Global Holdings Ltd, solely in such Person’s capacity under Section 5.11 hereof.

“Proposed Dual-Class Share Structure” means the proposed dual-class share structure described in Section 5.10 hereof, under which the ordinary shares of Buyer as of the date hereof would be re-designated as Class A ordinary shares, par value $0.001 per share and with one vote each, and a new class of Class B ordinary shares, par value $0.001 per share and with 100 votes each and no right to dividends or distributions on a winding up of Buyer or to conversion into any other class of shares, would be created, with 7,000,000 Class B ordinary shares issued at par to EUG Investment Limited.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Representatives” means, with respect to any Person, its directors, officers, employees, agents, financial advisors, legal counsel, accountants and other representatives.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” or “Commission” means the U.S. Securities and Exchange Commission.

“SEC Reports” means, collectively, Buyer’s annual reports on Form 20-F, current reports on Form 6-K and any registration statements, prospectuses or other reports or documents filed with or furnished to the SEC under the Securities Act or the Exchange Act since January 1, 2026.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the preamble.

“Seller Indemnified Parties” means the Sellers and their respective Affiliates and their respective directors, officers, employees, managers, agents, successors and permitted assigns.

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“Seller Representative” means Prospera Global Holdings Ltd, solely in such Person’s capacity as the representative, agent, proxy, and attorney-in-fact for and on behalf of the Sellers, with the authority set forth in the Seller Representative Provisions herein.

“Seller Representative Provisions” means the provisions set forth in Section 9.14.

“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which such Person directly or indirectly owns securities or other interests representing more than fifty percent (50%) of the voting power or economic interests.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, charges, fees, levies, imposts, duties and other assessments of any kind, together with any interest, penalties and additions thereto.

“Transaction Documents” means this Agreement, the Note Purchase Agreement, the Notes, the share transfer instruments, the officer’s certificates, and all other agreements, certificates, instruments and documents executed and delivered in connection with the transactions contemplated hereby.

“U.S. Person” has the meaning given to such term in Rule 902(k) of Regulation S.

Section 1.2 Interpretation

Unless the context otherwise requires, (a) words in the singular include the plural and vice versa; (b) references to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement; (c) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (d) references to “dollars” or “$” are to United States dollars; and (e) the word “or” is not exclusive.

ARTICLE II

PURCHASE AND SALE; PURCHASE PRICE; CLOSING

Section 2.1 Purchase and Sale of the Shares

Upon the terms and subject to the conditions of this Agreement, at the Closing the Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from the Sellers, all right, title and interest in and to the Shares in such proportions set forth opposite such Sellers’ names in Annex I, free and clear of all Liens.

Section 2.2 Purchase Price

The aggregate Purchase Price for the Shares shall be an amount equal to the Note Consideration allocated among the Sellers in the proportions set forth in Annex I.

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Section 2.3 Payment of Purchase Price

Upon the terms and subject to the conditions of this Agreement, at the Closing, the Buyer and the Note Recipients shall executed the Note Purchase Agreement, and Buyer shall simultaneously execute and deliver, or cause to be executed and delivered, to the Note Recipients, pursuant to and subject to the terms of the Note Purchase Agreement, the Notes in the aggregate original principal amount of the Note Consideration in the proportions set forth in Annex I, which shall constitute the sole and exclusive Purchase Price. The Parties acknowledge and agree that the Notes are governed exclusively by the Note Purchase Agreement and the Notes, and are being issued as payment of the Purchase Price for the Shares. Except as expressly provided in the Note Purchase Agreement or the Notes, this Agreement does not amend, restate or supplement the terms of the Notes.

Section 2.4 The Closing

The Closing shall take place remotely by electronic exchange of signatures and closing deliverables at 10:00 a.m. New York time on the Closing Date, or at such other time and place as Buyer and the Seller Representative may agree in writing. All transactions contemplated to occur at the Closing shall be deemed to occur simultaneously, and no transaction shall be deemed completed until all transactions have been completed.

Section 2.5 Seller’s Closing Deliverables

At or prior to the Closing, the Seller Representative and, where applicable, the Company shall deliver, or cause to be delivered, to Buyer the following:

(a) one or more certificates or other instruments representing the Shares, if any, together with duly executed instruments of transfer and such other documents as are required to register Buyer as the legal and beneficial owner of the Shares in the books and records of the Company;

(b) a certificate executed by the Seller Representative and the Company certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied;

(c) the duly executed Note Purchase Agreement and any other Transaction Documents required to be executed by the Sellers (including in their capacity as Note Recipients) at the Closing; and

(d) such other documents, instruments and writings as Buyer may reasonably request for the purpose of consummating the transactions contemplated by this Agreement.

Section 2.6 Buyer’s Closing Deliverables

At or prior to the Closing, Buyer shall deliver, or cause to be delivered, to the Seller Representative the following:

(a) the duly executed Note Purchase Agreement and the duly executed Notes, for delivery to the Note Recipients at the Closing;

(b) a certificate executed by Buyer certifying that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied; and

(c) such other documents, instruments and writings as the Seller Representative may reasonably request for the purpose of consummating the transactions contemplated by this Agreement.

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Section 2.7 Securities Law Exemptions

The Parties acknowledge that the Notes and the Conversion Shares have not been registered under the Securities Act or any applicable state securities laws and are being offered and sold in reliance upon exemptions from registration, including Regulation S. Each Note Recipient acknowledges that it is acquiring such interest for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act.

Section 2.8 Legends

The Parties acknowledge that the Notes and any certificates or book-entry statements representing the Conversion Shares will bear customary restrictive legends or notations under the Securities Act and applicable state securities laws, and that transfer of the Note and the Conversion Shares will be subject to the transfer restrictions set forth in the Note Purchase Agreement, the Notes and applicable law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY

Except as set forth in the Disclosure Schedule, (a) each Seller, severally and not jointly and solely as to itself (and in its capacity as a Note Recipient where so indicated), represents and warrants to Buyer as of the date hereof and as of the Closing Date the matters set forth in Sections 3.1, 3.3, 3.8 and 3.9 and, to the extent relating to such Seller, Sections 3.2, 3.5 and 3.7 (the “Seller Warranties”); and (b) the Sellers, jointly and severally, and the Company represent and warrant to Buyer as of the date hereof and as of the Closing Date the matters set forth in Sections 3.4, 3.6 and 3.10 and, to the extent relating to the Company, Sections 3.2, 3.5 and 3.7 (the “Company Warranties”), in each case as follows:

Section 3.1 Organization; Authority

Each Seller that is a legal person is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

Section 3.2 Authorization; Enforceability

The execution, delivery and performance by the Seller and the Company of this Agreement and the other Transaction Documents to which either is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, limited liability company, partnership or other action, as applicable. This Agreement has been duly executed and delivered by the Seller and the Company, as applicable, and, assuming due authorization, execution and delivery by Buyer, constitutes a valid and binding obligation of each such Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity.

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Section 3.3 Title to Shares

The Seller is the record and beneficial owner of the Shares listed opposite its name in Annex I hereto, free and clear of all Liens other than restrictions arising under applicable securities laws and the organizational documents of the Company. Upon delivery to Buyer at the Closing of the certificates or other instruments representing such Shares, duly endorsed for transfer or accompanied by duly executed instruments of transfer, and upon payment of the Purchase Price in accordance with Article II, good and valid title to such Shares shall pass to Buyer, free and clear of all Liens other than restrictions arising under applicable securities laws.

Section 3.4 Capitalization of the Company

The Shares constitute all of the issued and outstanding equity interests of the Company. Each Seller owns directly or indirectly the percentage equity interest in the Company set forth opposite their respective names on Annex I, free and clear of all Liens other than restrictions arising under applicable securities laws and the organizational documents of the Company. The capitalization of the Company, including the number and type of all authorized, issued and outstanding equity interests and any options, warrants, convertible securities or similar rights with respect thereto, is accurately set forth on Annex I hereto. Except as set forth on Schedule 3.4, there are no outstanding options, warrants, rights, agreements, subscriptions, convertible securities, preemptive rights or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any equity interests of the Company.

Section 3.5 No Conflicts; Consents

The execution, delivery and performance by the Seller and the Company of this Agreement and the other Transaction Documents to which any of them is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate or conflict with the organizational documents of the Company, (b) violate any applicable law, order, judgment or decree, (c) result in any breach of, constitute a default under, or give rise to any right of termination, acceleration or cancellation under any Material Contract, or (d) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person, except, in the case of clauses (b), (c) and (d), as would not reasonably be expected to have a Company Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 3.6 Compliance with Laws; Permits

The Company has complied in all material respects with all applicable laws, regulations, orders and permits of Governmental Authorities. The Company holds all material permits, licenses, approvals, authorizations and registrations necessary for the conduct of its business as presently conducted, and all such permits are in full force and effect, except where the failure to hold or maintain the same would not reasonably be expected to have a Company Material Adverse Effect.

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Section 3.7 Brokers

No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s, financial advisory or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Seller or the Company, other than fees and commissions that will be paid solely by the Sellers and not by Buyer or any of its Affiliates.

Section 3.8 Regulation S Compliance

Each Note Recipient represents and warrants as follows in their capacity as a Note Recipient:

(a) At the time hereof, the Note Recipient is physically outside the United States.

(b) The Note Recipient is acquiring their respective Note and any Conversion Shares for such Note Recipient’s own account, for investment and not for distribution or resale to others and is not purchasing their respective Note and any Conversion Shares for the account or benefit of any U.S. Person, or with a view towards distribution to any U.S. Person, in violation of the registration requirements of the Securities Act.

(c) The Note Recipient will make all subsequent offers and sales of their respective Note and any Conversion Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, the Note Recipient will not resell their respective Note or any Conversion Shares to any U.S. Person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(d) The Note Recipient has no present plan or intention to sell their respective Note or any Conversion Shares in the United States or to a U.S. Person at any predetermined time, and is not acting as a distributor of such securities.

(e) Neither the Note Recipient, its Affiliates nor any Person acting on behalf of such Note Recipient, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the their respective Note or the Conversion Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

(f) The Note Recipient is not acquiring the Note or the Conversion Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

(g) The Note Recipient has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect the Note Recipient’s interests in connection with the transactions contemplated by this Agreement and other Transaction Documents.

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(h) The Note Recipient has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Note and the Conversion Shares.

(i) The Note Recipient understands the various risks of an investment in the Note and the Conversion Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Note and the Conversion Shares.

Section 3.9 Legends; Transfer Restrictions

Each Note Recipient acknowledges and agrees that their respective Note and any certificates or book-entry statements representing the Conversion Shares will bear customary restrictive legends or notations under the Securities Act and applicable state securities laws, and that Buyer and its transfer agent may place stop-transfer instructions or similar restrictions on such securities until transfer is permitted under applicable law and the Note Purchase Agreement and their respective Note.

Section 3.10 Information Supplied

All information supplied by or on behalf of the Sellers or the Company to Buyer, or to any independent valuer or financial advisor engaged by Buyer, in connection with the independent valuation and fairness opinion obtained by Buyer in respect of the transactions contemplated hereby was, when supplied, true, accurate and complete in all material respects and did not omit any fact necessary to make such information, in light of the circumstances in which it was supplied, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as disclosed in the SEC Reports, Buyer represents and warrants to the Sellers and the Company, as of the date hereof and as of the Closing Date, as follows:

Section 4.1 Organization; Good Standing; Power

Buyer is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

Section 4.2 Authorization; Enforceability

All corporate action on the part of Buyer, its directors and officers necessary for the authorization, execution, delivery and performance of this Agreement, the Note Purchase Agreement, the Notes and the other Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Notes and the reservation and issuance of the Conversion Shares, has been taken. In connection with the foregoing, the board of directors of Buyer has determined that the transactions contemplated by this Agreement and the other Transaction Documents, including the acquisition of the Shares and the issuance of the Notes, are in the best interests of Buyer and its shareholders and has approved and adopted this Agreement and the transactions contemplated hereby. This Agreement and each other Transaction Document to which Buyer is a party has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity.

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Section 4.3 No Conflicts; Consents and Approvals

The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with Buyer’s memorandum and articles of association, (b) violate any law, rule, regulation, order or decree applicable to Buyer, or (c) result in any material breach of, or constitute a material default under, any material contract to which Buyer is a party, except, in the case of clauses (b) and (c), as would not reasonably be expected to have a Buyer Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required in connection with the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents or the consummation by Buyer of the transactions contemplated hereby or thereby, except for (i) filings required under applicable “blue sky” laws, (ii) Nasdaq notifications, including any Listing of Additional Shares Notification, and (iii) such consents, approvals, registrations, qualifications or filings the failure of which to obtain or make would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.4 SEC Reports; Financial Statements

Since January 1, 2026, Buyer has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it as a foreign private issuer under the Exchange Act and the Securities Act. As of their respective dates (or, if amended or supplemented, as of the date of the last such amendment or supplement), the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Reports, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. The financial statements included in the SEC Reports fairly present in all material respects the consolidated financial condition and results of operations of Buyer and its consolidated subsidiaries as of the dates and for the periods indicated therein and were prepared in conformity with GAAP, consistently applied, subject, in the case of unaudited interim statements, to normal year-end adjustments and the absence of footnotes.

Section 4.5 Listing; FPI Status; Home Country Practice

Buyer’s Ordinary Shares are registered under Section 12 of the Exchange Act and are listed on Nasdaq. Buyer is a “foreign private issuer” within the meaning of the Exchange Act and is permitted under Nasdaq Listing Rule 5615(a)(3) to follow the corporate governance practices of its home country in lieu of certain Nasdaq corporate governance requirements, except as to those Nasdaq rules that are expressly ineligible for such exemption. Buyer has made, or will make on a timely basis, the disclosures required by Nasdaq Listing Rule 5615(a)(3), including disclosure in Buyer’s SEC Reports and, as applicable, on its website, identifying each Nasdaq corporate governance requirement from which it departs and describing the home country practices it follows. The execution, delivery and performance of the Transaction Documents, and the issuance of the Notes and the reservation of the Conversion Shares, have been authorized, approved and taken in compliance in all material respects with applicable laws of the Cayman Islands and Buyer’s memorandum and articles of association and, to the extent Buyer elects to rely thereon, in accordance with Buyer’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). No approval of Buyer’s shareholders is required under the laws of the Cayman Islands, Buyer’s memorandum and articles of association or Buyer’s disclosed home country practices in connection with the execution, delivery and performance of the Transaction Documents and the issuance of the Notes and the reservation of the Conversion Shares.

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Section 4.6 Nasdaq Compliance; Regulation S Compliance

The issuance of the Notes and the potential issuance of the Conversion Shares will comply in all material respects with applicable Nasdaq Rules, including Rules 5635 and 5615(a)(3), in each case as applicable to Buyer as a foreign private issuer and subject to the pricing, caps and limitations set forth in the Notes and the Note Purchase Agreement. The fixed Conversion Price under the Notes is at or above the Nasdaq Minimum Price as of the signing date of the Note Purchase Agreement. Assuming the accuracy of the Sellers’ representations in Section 3.8, the offer, sale and issuance of the Notes pursuant to the Note Purchase Agreement are exempt from the registration requirements of the Securities Act pursuant to Regulation S.

Section 4.7 Capitalization; Reservation of Conversion Shares

The authorized share capital of Buyer is as set forth in the SEC Reports. Buyer has duly reserved, and shall at all times keep reserved, out of its authorized but unissued Ordinary Shares, such number of Ordinary Shares as shall be sufficient to permit the issuance of the Conversion Shares upon conversion of the Notes at the Conversion Price, subject to the limitations set forth in the Notes, including the Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap.

Section 4.8 Valid Issuance of Notes and Conversion Shares

The Notes, when issued and delivered pursuant to the Note Purchase Agreement against the Note Consideration, will be duly authorized, validly issued and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity. The Conversion Shares, when issued upon conversion of the Notes in accordance with its terms and in compliance with applicable law, Nasdaq Rules and Buyer’s disclosed home country practices, including any shareholder approval required solely to increase Buyer’s authorized share capital, will be duly authorized, validly issued, fully paid and nonassessable.

Section 4.9 Private Placement; No General Solicitation; Rule 506(d)

Neither Buyer nor, to Buyer’s knowledge, any Person acting on its behalf has engaged in any form of general solicitation or general advertising in connection with the offer or issuance of the Notes. Buyer has exercised reasonable care to determine whether any “covered person” of Buyer is subject to a disqualifying event under Rule 506(d) of Regulation D and is not aware of any such disqualifying event, except for disqualifying events covered by Rule 506(d)(2) or (d)(3) that have been disclosed in writing to the Note Recipients.

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Section 4.10 Brokers

No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s, financial advisory or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer, other than fees and commissions that will be paid solely by Buyer.

Section 4.11 No Financial Assistance Restriction

Under Cayman Islands law, there is no prohibition on Buyer providing financial assistance in connection with the acquisition of its own shares, and the execution and performance of the Transaction Documents will not violate any financial assistance restriction.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business Prior to Closing

From the date hereof until the Closing or earlier termination of this Agreement, except as otherwise expressly contemplated by this Agreement, required by applicable law, or consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), the Sellers shall cause the Company and each of its Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice and to use commercially reasonable efforts to preserve substantially intact their business organizations, relationships with customers, suppliers, employees and Governmental Authorities. Without limiting the foregoing, except as otherwise consented to by Buyer, the Sellers shall cause the Company and each of its Subsidiaries not to:

(a) amend its organizational documents;

(b) issue, sell, pledge, redeem, repurchase, dispose of or encumber any equity interests or securities convertible into equity interests, or declare, set aside, or pay any dividends or otherwise make any distribution or payment, on or in respect of their equity interests;

(c) incur or guarantee any indebtedness for borrowed money outside the ordinary course of business;

(d) make any material acquisition or disposition of assets outside the ordinary course of business, including without limitation, to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of any Person; or sell, lease, transfer, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, all of which assets shall be maintained in their current condition, ordinary wear and tear excluded, with insurance in such amounts and of such kinds comparable to that in effect on the date hereof;

(e) enter into any Material Contract outside the ordinary course of business;

(f) declare, set aside or pay any dividend or other distribution in respect of their equity interests;

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(g) alter its cash management customs and practices (including, without limitation, the timing of collection of receivables and payment of payables and other current liabilities), which receivables and payables shall continue to be collected and paid utilizing normal procedures and without discounting amounts collected or accelerating amounts paid;

(h) materially increase the wages, salary, bonus, profit-sharing or other compensation payable to, or enter into any new bonus or incentive agreement or arrangement with, any of its employees or individual service providers, enter into any new employment, severance, consulting, or other compensation agreement with, or change the job title or make any other material change in the position or job responsibilities of any of its current employees or individual service providers, materially amend or enter into a new equity incentive plan, or any employment policy relating to vacation pay, sick pay, disability, severance pay or otherwise relating to any employee or individual service provider, make or agree to make any bonus or profit sharing payments to any employee or individual service provider other than pursuant to requirements of pre-existing contracts, or hire any new employee or individual service provider (other than to fill a vacancy or replace a terminated employee or individual service provider); or

(i) take any action that would reasonably be expected to make any of the representations and warranties in Article III untrue or incorrect in any material respect at or prior to the Closing.

Section 5.2 Access to Information

From the date hereof until the Closing or earlier termination of this Agreement, the Sellers shall afford Buyer and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the books, records, contracts, facilities and personnel of the Company for purposes of Buyer’s due diligence, transition planning, financing, accounting and regulatory matters; provided, however, that such access shall be conducted in a manner that does not unreasonably interfere with the operation of the business and shall be subject to applicable law and customary confidentiality protections.

Section 5.3 Efforts; Regulatory Filings; Cooperation

Each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by this Agreement as promptly as practicable, including the obtaining of all necessary consents, approvals and waivers and the making of all required filings.

Section 5.4 Public Announcements

No Party shall issue any press release or other public announcement relating to this Agreement or the transactions contemplated hereby without the prior written consent of Buyer and the Sellers, except as required by applicable law, SEC rules or Nasdaq Rules; provided that the disclosing Party shall use commercially reasonable efforts to consult with the other Parties prior to making any such disclosure.

Section 5.5 Nasdaq Listing of Additional Shares Notification

Buyer shall submit any required Nasdaq Listing of Additional Shares notification under Nasdaq Rule 5250(e)(2) at least fifteen (15) calendar days prior to the issuance of the Notes (covering the potential issuance of the Conversion Shares) and shall otherwise comply in all material respects with applicable Nasdaq Rules, including Rules 5635(b), 5635(d), 5640 and 5615(a)(3), in each case as applicable to Buyer as a foreign private issuer.

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Section 5.6 Form 6-K

Promptly following execution of this Agreement, and promptly following the Closing and the execution of the Note Purchase Agreement and the Notes, and to the extent further required by applicable law, SEC rules or Nasdaq Rules, Buyer shall furnish a current report on Form 6-K attaching the material Transaction Documents as exhibits, consistent with Buyer’s disclosure obligations and past disclosure practices for material agreements.

Section 5.7 [RESERVED]

Section 5.8 Authorized Share Capital; Shareholder Approval

Buyer shall use commercially reasonable efforts to maintain sufficient authorized but unissued Ordinary Shares to permit issuance of the Conversion Shares in accordance with the Notes. If at any time Buyer determines that it does not have sufficient authorized share capital to issue the full number of Conversion Shares potentially issuable under the Notes in accordance with its terms, subject to the Note’s limitations, Buyer shall use commercially reasonable efforts to seek shareholder approval to increase its authorized share capital as promptly as practicable, in compliance with Cayman Islands law, Buyer’s memorandum and articles of association, Nasdaq Rules and Buyer’s disclosed home country practices.

Section 5.9 Further Assurances

From time to time after the Closing, each Party shall execute and deliver such additional instruments and take such additional actions as may be reasonably necessary to carry out the purposes of this Agreement and to vest in Buyer all right, title and interest in and to the Shares.

Section 5.10 Proposed Dual-Class Share Structure.

The Parties acknowledge and agree that Buyer proposes to implement a dual-class share structure under which: (a) all existing ordinary shares shall be re-designated as Class A ordinary shares, par value $0.001 per share and with one vote each, and which shall be listed on the Nasdaq Capital Market; (b) a new class of Class B ordinary shares, par value $0.001 per share and with 100 votes each and no right to dividends or distributions on a winding up of Buyer or to conversion into any other class of shares, shall be created and which shall not be listed on any securities exchange; and (c) 7,000,000 Class B ordinary shares shall be issued at par to EUG Investment Limited. The Parties acknowledge and agree that the Proposed Dual-Class Share Structure is subject to shareholder approval and is not a condition precedent to the Closing or issuance of the Notes. If the Proposed Dual-Class Share Structure is approved by the shareholders of Buyer and becomes effective prior to the conversion of the Notes, the Parties agree that the Notes convert into Class A ordinary shares, and that if the Proposed Dual-Class Share Structure is not effective as of the date of the conversion of the Notes, the Notes shall convert into Ordinary Shares of the Buyer. Buyer shall promptly notify the Holders of any event materially affecting the Proposed Dual-Class Share Structure or the Notes.

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Section 5.11 Board Representation.

The Parties agree that, subject to the applicable Nasdaq Rules, and provided that Buyer has obtained and delivered to Nasdaq a written opinion of Buyer’s outside counsel qualified to opine on Cayman Islands law (a “Home Country Practice Letter”) confirming that, under the corporate governance practices of the Cayman Islands (Buyer’s home country), the nomination right and other arrangements contemplated by this Section 5.11 are permitted under Cayman Islands law and are not prohibited by Buyer’s memorandum and articles of association, such that Buyer is entitled to follow such home country practice in lieu of the otherwise applicable Nasdaq corporate governance requirements pursuant to applicable Nasdaq Listing Rules:

(a) For a period of three (3) years from the Closing Date (the “Board Nomination Period”), the Principal Seller shall have the right to nominate one (1) individual (the “Seller Nominee”) for election to the board of directors of Buyer (the “Board”). The Principal Seller’s right under this Section 5.11 is limited to one (1) director and does not include any right to appoint any alternate director, board observer or additional director.

(b) Any Seller Nominee must (i) satisfy all director eligibility requirements under Buyer’s memorandum and articles of association, applicable law (including the laws of the Cayman Islands), applicable Nasdaq Rules and Buyer’s director qualification standards, (ii) complete Buyer’s customary director background, sanctions, fitness and suitability screening, and (iii) not be subject to any disqualification under applicable securities laws, Nasdaq Rules or Buyer’s corporate governance policies. The Board shall not be obligated to nominate, recommend for election or appoint any individual who, in the Board’s good faith determination, does not satisfy the foregoing requirements or whose appointment would be inconsistent with the Board’s fiduciary duties.

(c) Subject to Section 5.11(b), during the Board Nomination Period, Buyer shall (i) include the Seller Nominee on the Board’s slate of nominees recommended for election at each applicable annual or special meeting of shareholders at which directors are to be elected, (ii) recommend that Buyer’s shareholders vote in favor of the election of the Seller Nominee in the same manner as it recommends the election of its other director nominees, and (iii) use commercially reasonable efforts to cause the Seller Nominee to be elected to the Board at each such meeting, including by soliciting proxies in favor of the Seller Nominee’s election to the same extent as it solicits proxies in favor of its other director nominees. For the avoidance of doubt, nothing in this Section 5.11 shall require any director, officer or shareholder of Buyer to take any action that would be inconsistent with such person’s fiduciary duties under applicable law.

(d) The Seller Nominee shall not be considered an “independent director” of Buyer for purposes of the Nasdaq Rules, the Exchange Act or Buyer’s corporate governance guidelines, and shall not serve on the audit committee of the Board or any other committee of the Board that is required under applicable Nasdaq Rules, applicable law or Buyer’s corporate governance guidelines to be composed entirely of independent directors.

(e) The right conferred by this Section 5.11 does not include, and shall not be construed as conferring, any veto right, any reserved matter, any right to nominate or approve senior management, or any other right to direct, control or influence the management, operations or business of Buyer or any of its Affiliates.

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(f) If, during the Board Nomination Period, the Seller Nominee ceases to serve as a director for any reason (including death, disability, resignation or removal), the Principal Seller shall have the right to nominate a replacement Seller Nominee, subject to the requirements of Section 5.11(b). If the Principal Seller does not deliver written notice to Buyer nominating a replacement within sixty (60) days of such vacancy, the Principal Seller’s nomination right under this Section 5.11 with respect to such vacancy shall lapse until the next annual meeting of shareholders.

(g) During the Board Nomination Period, Buyer shall extend to the Seller Nominee the same directors’ and officers’ liability insurance coverage and indemnification protections (including any advancement of expenses) as are provided to Buyer’s other non-executive directors, in each case on terms no less favorable than those applicable to such other directors.

(h) The nomination right set forth in this Section 5.11 shall automatically and irrevocably terminate upon the earliest to occur of: (i) the expiration of the Board Nomination Period, (ii) the transfer by the Principal Seller, directly or through its Affiliates, of any principal amount of the Notes to any Person other than an Affiliate of the Principal Seller, or (iii) a Change of Control of Buyer. Upon termination, the Principal Seller shall procure the prompt resignation of the Seller Nominee from the Board and any committee thereof.

Section 5.12 Foreign Private Issuer.

(a) The Parties acknowledge that, as of the date hereof, Buyer qualifies as a Foreign Private Issuer and, in reliance on that status, Buyer is eligible under Nasdaq Listing Rule 5615(a)(3) to follow the corporate governance practices of its home country in lieu of certain Nasdaq corporate governance requirements (collectively, the “FPI Exemptions”). The FPI Exemptions relied upon by Buyer in connection with the transactions contemplated by this Agreement, the Note Purchase Agreement and the Notes are described in the SEC Reports and, as applicable, on Buyer’s website, in each case as required by Nasdaq Listing Rule 5615(a)(3).

(b) Buyer shall use commercially reasonable efforts to maintain its status as a Foreign Private Issuer for so long as any portion of the aggregate principal amount of the Notes remains outstanding. Without limiting the generality of the foregoing, Buyer shall (i) monitor compliance with the applicable eligibility criteria under Rule 3b-4 of the Exchange Act and (ii) promptly consult with the Sellers and outside counsel if Buyer becomes aware of any facts or circumstances that would reasonably be expected to cause Buyer to cease to qualify as a Foreign Private Issuer as of the next annual determination date.

(c) Buyer shall promptly (and in any event within ten (10) Business Days) deliver written notice (an “FPI Status Change Notice”) to each Holder if:

(i) Buyer ceases to qualify as a Foreign Private Issuer;

(ii) Buyer determines, or reasonably should determine, that it is likely to cease to qualify as a Foreign Private Issuer as of the next annual determination date under Rule 3b-4 of the Exchange Act;

(iii) Buyer ceases to rely on, or ceases to be eligible to rely on, any FPI Exemption that was relied upon in connection with the execution, delivery or performance of any Transaction Document or the issuance of the Notes or the reservation or issuance of the Conversion Shares; or

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(iv) any Governmental Authority, including Nasdaq or the SEC, takes any action, or Buyer receives any notice or communication from any Governmental Authority, that would reasonably be expected to result in the loss or limitation of any FPI Exemption or Buyer’s status as a Foreign Private Issuer.

Each FPI Status Change Notice shall describe in reasonable detail the relevant event or circumstance, the FPI Exemptions affected and the anticipated or actual impact on the conversion mechanics and other terms of the Transaction Documents.

(d) If Buyer delivers an FPI Status Change Notice, or if any event described in Section 5.12(c) occurs (whether or not notice has been given), and such event materially affects the conversion mechanics contemplated by the Notes (including the availability of any home country practice exemption from shareholder approval requirements under Nasdaq Listing Rule 5615(a)(3) and 5635), the Parties shall cooperate in good faith, for a period of not less than sixty (60) days following the date of such notice or event (the “FPI Adjustment Period”), to negotiate and agree upon amendments to this Agreement, the Note Purchase Agreement and the Notes (or any of them) that are designed to preserve, to the maximum extent legally permissible, the commercial intent of the transactions contemplated by the Transaction Documents, including the Holders’ conversion rights and the economic value of the Notes.

(e) Without limiting the generality of Section 5.12(d), the amendments to be considered by the Parties during the FPI Adjustment Period may include:

(i) modification of the conversion mechanics (including the Conversion Price, conversion procedures and any limitations on conversion) to comply with applicable Nasdaq Rules as they apply to a domestic issuer;

(ii) the seeking of shareholder approval under Nasdaq Rule 5635 (or any successor rule) to the extent required and not previously obtained;

(iii) the introduction of redemption, repurchase or other lawful cash or in-kind settlement mechanics for any portion of the Notes that can no longer lawfully be converted into Conversion Shares; and

(iv) such other amendments as may be necessary or advisable to maintain compliance with applicable securities laws, Nasdaq Rules and Cayman Islands law while preserving the economic and commercial substance of the Transaction Documents.

(f) For the avoidance of doubt, nothing in this Section 5.12 shall (i) require Buyer or any of its Affiliates to take any action that would, in the good faith advice of counsel, violate the Securities Act, the Exchange Act, applicable SEC rules and regulations, applicable Nasdaq Rules or Cayman Islands law, (ii) override or limit the protections afforded to Buyer under Section 9.13, or (iii) create any obligation to maintain Buyer’s status as a Foreign Private Issuer if compliance with such obligation would require Buyer to alter its business, operations, capitalization or corporate structure in a manner that Buyer’s board of directors determines in good faith would be materially adverse to Buyer and its shareholders.

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Section 5.13 Holder Covenants.

(a) For so long as any portion of the aggregate principal amount of the Notes remains outstanding, no Holder shall, and each Holder shall cause its Affiliates not to, directly or indirectly, effect any conversion of any Note, or enter into any transfer, assignment, swap, derivative arrangement, voting agreement, proxy, power of attorney, lending arrangement, short sale or other transaction or arrangement (whether or not involving the Notes, the Conversion Shares or any other securities of Buyer), in each case designed to, or that would reasonably be expected to, circumvent, avoid, frustrate or otherwise undermine its applicable Holder Voting Interest Cap, the Aggregate Sellers’ Voting Interest Cap or any other limitation on conversion, beneficial ownership or voting power set forth in the Transaction Documents, whether through nominees, Affiliates, derivative arrangements, coordinated action or otherwise.

(b) Each Holder shall promptly (and in any event within five (5) Business Days) provide written notice to Buyer of any change in its Affiliates, beneficial ownership structure, voting arrangements or control relationships that may affect the calculation of its Holder Voting Interest Cap or the Aggregate Sellers’ Voting Interest Cap. Without limiting the foregoing, each Holder shall, together with each conversion notice delivered pursuant to the Notes, deliver to Buyer a certification of its then-current beneficial ownership and voting power and such supporting information (including ownership charts and affiliate lists) as Buyer may reasonably require to confirm compliance with the applicable Holder Voting Interest Cap.

(c) For purposes of determining compliance with each Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap, voting power shall be determined by reference to the aggregate number of votes exercisable by all issued and outstanding voting securities of Buyer immediately after giving effect to the relevant conversion, taking into account the voting rights attached to each class or series of shares (including, if and when the Proposed Dual-Class Share Structure has become effective, the one hundred (100) votes per share attached to the Class B ordinary shares). A Holder, together with its Affiliates and any other Persons whose beneficial ownership or voting power would be aggregated with that of such Holder under Section 13(d) of the Exchange Act and the rules promulgated thereunder, shall not directly or indirectly beneficially own or control voting securities representing more than its applicable Holder Voting Interest Cap.

(d) Each Holder agrees that it shall not, and shall cause its Affiliates not to, form, join or participate in a “group” (as such term is used in Section 13(d) of the Exchange Act and the rules promulgated thereunder) with respect to any voting securities of Buyer that would result in such Holder’s Holder Voting Interest Cap being exceeded, without the prior written consent of Buyer.

(e) Each Holder acknowledges and agrees that any conversion of any portion of a Note effected in violation of the applicable Holder Voting Interest Cap, or the Aggregate Sellers’ Voting Interest Cap or this Section 5.13 shall be void ab initio and of no force or effect, and Buyer shall not be required to issue, and its transfer agent shall not be required to register, any Conversion Shares in connection therewith. Any Conversion Shares issued in error in excess of the applicable Holder Voting Interest Cap or the Aggregate Sellers’ Voting Interest Cap shall, at Buyer’s election, be subject to mandatory cancellation or repurchase at par, and the corresponding portion of the Note shall be deemed to have remained outstanding and unconverted.

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Section 5.14 Transfer Restrictions.

(a) No Note may be transferred, assigned, pledged, hypothecated or otherwise disposed of by a Holder (a “Note Transfer”), in whole or in part, without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole discretion; provided, however, that a Holder may transfer all or any portion of its Note to an Affiliate of such Holder (a “Permitted Transfer”) without Buyer’s consent if all of the following conditions are satisfied:

(i) the transferring Holder shall have delivered to Buyer not less than ten (10) Business Days’ prior written notice of the proposed Permitted Transfer, specifying the identity and jurisdiction of organization of the proposed transferee, the portion of the Note to be transferred and the relationship between the transferor and the proposed transferee;

(ii) the proposed transferee shall have executed and delivered to Buyer a deed of adherence or equivalent undertaking, in form and substance reasonably satisfactory to Buyer, pursuant to which the proposed transferee agrees to be bound by, and to comply with, all of the terms, conditions and obligations applicable to a “Holder” under this Agreement, the Note Purchase Agreement and the Notes (including the Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap, the covenants set forth in this Section 5.13 and Section 5.14 and the representations and warranties set forth in Section 3.8);

(iii) the proposed Permitted Transfer shall comply with all applicable securities laws (including the Securities Act, Regulation S and any applicable state securities laws) and shall not require registration of the Note or the Conversion Shares under the Securities Act;

(iv) the proposed transferee shall have made representations and warranties substantially equivalent to those set forth in Section 3.8 to Buyer (mutatis mutandis) and shall have provided such information as Buyer may reasonably request to confirm compliance with applicable securities laws, sanctions, anti-money laundering and anti-corruption laws; and

(v) immediately after giving effect to the proposed Permitted Transfer, neither the transferor nor the proposed transferee (together with their respective Affiliates and any other Persons whose beneficial ownership or voting power would be aggregated with either of them under Section 13(d) of the Exchange Act) would exceed the applicable Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap.

(b) Any Permitted Transfer to an Affiliate shall be subject to the unutilized portion of the transferring Holder’s Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap, and the transferor, the transferee and their respective Affiliates shall be aggregated for purposes of the applicable Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap unless Buyer otherwise expressly agrees in writing, in compliance with applicable law and Nasdaq Rules. If the transferee ceases to be an Affiliate of the transferring Holder, the transferee shall promptly (and in any event within five (5) Business Days of such cessation) either (i) re-transfer the Note (or the remaining portion thereof) to the original transferring Holder or another Affiliate of the original transferring Holder that satisfies the conditions in Section 5.14(a), or (ii) obtain Buyer’s prior written consent to retain the Note, failing which Buyer shall have the right to require such re-transfer.

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(c) Any Note Transfer or purported Note Transfer in violation of this Section 5.14 shall be null and void ab initio, and Buyer shall not be required to register or recognize any such transfer on its books and records or to treat the purported transferee as a “Holder” for any purpose under this Agreement, the Note Purchase Agreement or the Notes.

(d) Each Holder acknowledges and agrees that (i) the Notes and any Conversion Shares have not been registered under the Securities Act or any applicable state securities laws and are “restricted securities” under the Securities Act, (ii) the Notes and any certificates or book-entry statements representing the Conversion Shares will bear customary restrictive legends or notations under the Securities Act and applicable state securities laws, and (iii) Buyer and its transfer agent may place and maintain stop-transfer instructions or similar restrictions on the Notes and any Conversion Shares until transfer is permitted under applicable law, the Note Purchase Agreement and the applicable Note. No Holder shall offer, sell or otherwise transfer any Note or any Conversion Shares except (x) outside of the United States in compliance with Regulation S, (y) pursuant to an effective registration statement under the Securities Act, or (z) pursuant to an available exemption from registration under the Securities Act, in each case in compliance with any applicable state securities laws.

(e) If a Note is to be transferred in accordance with this Section 5.14, the transferring Holder shall surrender such Note to Buyer, whereupon Buyer shall forthwith issue and deliver to the transferee a new Note registered in the name of the transferee representing the portion of the outstanding principal amount being transferred, and (if less than the entire outstanding principal amount is being transferred) a new Note to the transferring Holder representing the outstanding principal amount not transferred. The transferring Holder and any transferee, by acceptance of a Note, acknowledge and agree that following conversion or redemption of any portion of a Note, the outstanding principal amount represented by such Note may be less than the principal amount stated on the face thereof.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 Mutual Conditions

The respective obligations of each Party to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(a) no temporary restraining order, preliminary or permanent injunction, judgment, order, decree or law issued by any Governmental Authority shall be in effect preventing, enjoining or making illegal the consummation of the Closing; and

(b) all required governmental approvals and filings in connection with the consummation of the transactions contemplated hereby shall have been obtained or made, except where the failure to obtain such approval or make such filing would not reasonably be expected to prevent or materially delay the Closing.

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Section 6.2 Conditions to Buyer’s Obligations

The obligations of Buyer to consummate the Closing are subject to the satisfaction or waiver by Buyer at or prior to the Closing of the following additional conditions:

(a) the representations and warranties of each of the Sellers and the Company set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date, except (i) for representations and warranties that are made as of a specified date, which shall be true and correct as of such date, and (ii) where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided that the Fundamental Representations shall be true and correct in all respects, except for de minimis inaccuracies;

(b) the Sellers and the Company shall have performed and complied in all material respects with all covenants and obligations required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing;

(d) Buyer shall have received all of the closing deliverables specified in Section 2.5;

(e) the Note Purchase Agreement and any other Transaction Documents required to be executed by all of the Note Recipients at the Closing shall have been duly executed by the Note Recipients, and the Notes shall be ready for issuance and delivery at the Closing;

(f) Buyer shall have received evidence reasonably satisfactory to it that the Nasdaq Listing of Additional Shares notification required, if any, by Nasdaq Rule 5250(e)(2) has been submitted and that Nasdaq has not objected to the transactions contemplated by this Agreement, the Note Purchase Agreement and the Notes within the applicable notice period.

Section 6.3 Conditions to Sellers’ Obligations

The obligations of the Sellers to consummate the Closing are subject to the satisfaction or waiver by the Sellers at or prior to the Closing of the following additional conditions:

(a) the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date, except (i) for representations and warranties that are made as of a specified date, which shall be true and correct as of such date, and (ii) where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect; provided that the Fundamental Representations shall be true and correct in all respects, except for de minimis inaccuracies;

(b) Buyer shall have performed and complied in all material respects with all covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Closing;

(c) the Note Purchase Agreement and the Notes shall have been duly executed by Buyer and shall be ready for delivery at the Closing;

(d) the Sellers shall have received all of the closing deliverables specified in Section 2.6; and

(e) no Buyer Material Adverse Effect shall have occurred and be continuing.

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ARTICLE VII

INDEMNIFICATION

Section 7.1 Survival

The representations and warranties contained in this Agreement shall survive the Closing for a period of 5 years following the Closing Date (or, in the case of the representations and warranties of Buyer other than the Fundamental Representations, twenty-four (24) months following the Closing Date); provided, however, that (a) the Fundamental Representations shall survive until the expiration of the applicable statute of limitations plus sixty (60) days, (b) the obligations of the Sellers under Section 7.2(c) shall survive until the expiration of the applicable statute of limitations plus sixty (60) days, and (c) any covenant or agreement to be performed after the Closing shall survive in accordance with its terms. If a valid Claim Notice is delivered prior to the expiration of the applicable survival period, the applicable representation, warranty or covenant shall survive solely with respect to the matter set forth in such Claim Notice until such claim is finally resolved.

Section 7.2 Indemnification by the Sellers

Subject to the limitations set forth in this Article VII, from and after the Closing, the Sellers shall, jointly and severally (save that liability for any breach of a Seller Warranty shall be borne severally by the Seller that gave it), indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all Losses arising out of or resulting from:

(a) any breach of any representation or warranty of the Sellers or the Company (including any Seller Warranty or Company Warranty) contained in this Agreement, the Disclosure Schedule or any certificate or document delivered pursuant to this Agreement;

(b) any breach of any covenant or agreement of the Sellers or the Company contained in this Agreement;

(c) any Taxes of the Company or any of its Subsidiaries for any Pre-Closing Tax Period (or the portion of any Straddle Period ending on and including the Closing Date); and

(d) any liability or obligation of the Company arising out of or relating to any actions, suits, claims, investigations, audits or proceedings pending or threatened against the Company as of the Closing Date or arising out of facts or circumstances existing prior to the Closing Date, whether or not disclosed in the Disclosure Schedule.

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Section 7.3 Indemnification by Buyer

Subject to the limitations set forth in this Article VII, from and after the Closing, Buyer shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all Losses arising out of or resulting from:

(a) any breach of any representation or warranty of Buyer contained in this Agreement; and

(b) any breach of any covenant or agreement of Buyer contained in this Agreement or in the Transaction Documents to which Buyer is a party.

Section 7.4 Limitations

Except in the case of fraud, intentional misconduct or breaches of Fundamental Representations, no Indemnifying Party shall be liable for indemnification under this Article VII unless and until the aggregate amount of Losses incurred by the applicable Indemnified Party exceeds the Basket, in which event the Indemnified Party shall be entitled to recover only Losses in excess of the Basket. The Basket shall not apply to any claim under Section 7.2(b), (c) or (d). Except in the case of fraud, intentional misconduct or breaches of Fundamental Representations, the aggregate liability of the Sellers for indemnification under Section 7.2(a) shall not exceed the Purchase Price. The aggregate liability of Buyer for indemnification under Section 7.3(a) shall not exceed the Purchase Price.

Section 7.5 Claims Procedure

(a) An Indemnified Party seeking indemnification under this Article VII shall deliver a Claim Notice to the Indemnifying Party specifying in reasonable detail the basis for the claim and, if known, the amount of Losses claimed. The failure to provide a Claim Notice promptly shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party is actually and materially prejudiced thereby.

(b) With respect to any third-party claim, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within thirty (30) days of receipt of a Claim Notice, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall not be entitled to assume the defense of any third-party claim if (i) such claim seeks injunctive or other equitable relief against the Indemnified Party, (ii) such claim involves criminal liability or allegations of fraud, (iii) such claim would reasonably be expected to result in Losses in excess of the applicable cap on indemnification, (iv) the Indemnified Party has been advised by counsel that a conflict of interest exists between the Indemnified Party and the Indemnifying Party, or (v) the Indemnifying Party has failed or is failing to diligently prosecute the defense of such claim.

(c) If the Indemnifying Party does not assume the defense of a third-party claim within thirty (30) days of receipt of a Claim Notice, or if the Indemnified Party is entitled to assume the defense pursuant to Section 7.5(b), the Indemnified Party shall be entitled to assume the defense of such claim at the expense of the Indemnifying Party, and the Indemnified Party may consent to the entry of any judgment or enter into any settlement with respect to such claim without the consent of the Indemnifying Party (and the Indemnifying Party shall be bound by any such judgment or settlement).

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Section 7.6 Mitigation; Insurance

(a) Each Indemnified Party shall use commercially reasonable efforts to mitigate any Losses for which it may be entitled to indemnification under this Article VII; provided, however, that the failure to so mitigate shall not limit or reduce the amount of any indemnification to which such Indemnified Party is entitled except to the extent the Indemnifying Party demonstrates that such failure actually increased the Losses incurred.

(b) The amount of any Losses for which indemnification is provided under this Article VII shall be reduced by any insurance proceeds actually received by the Indemnified Party with respect to such Losses (net of any costs of recovery and any increase in premiums resulting from such claim).

(c) If, after an Indemnified Party receives any indemnification payment under this Article VII, such Indemnified Party receives any insurance proceeds or other recovery with respect to the same Losses, the Indemnified Party shall promptly pay to the Indemnifying Party an amount equal to the lesser of (i) the amount of such insurance proceeds or other recovery (net of any costs of recovery) and (ii) the amount of the indemnification payment previously made.

Section 7.7 Exclusive Remedy

Except in the case of fraud, intentional misconduct, claims for specific performance or injunctive relief, and rights arising under the Note Purchase Agreement or the Notes, the indemnification provisions set forth in this Article VII shall be the sole and exclusive remedy of the Parties after the Closing for any breach of this Agreement.

ARTICLE VIII

TERMINATION

Section 8.1 Termination

This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Buyer and the Seller Representative;

(b) by Buyer or the Seller Representative if the Closing has not occurred on or before the Outside Date; provided that the right to terminate under this Section 8.1(b) shall not be available to any Party whose material breach of this Agreement has been the principal cause of the failure of the Closing to occur on or before the Outside Date;

(c) by Buyer if any representation or warranty of any of the Sellers or the Company shall have become untrue or if any such Party shall have breached any covenant or agreement contained in this Agreement, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied and such breach or inaccuracy is incapable of cure or has not been cured within 15 Business Days after written notice thereof;

(d) by the Seller Representative if any representation or warranty of Buyer shall have become untrue or if Buyer shall have breached any covenant or agreement contained in this Agreement, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied and such breach or inaccuracy is incapable of cure or has not been cured within 15 Business Days after written notice thereof; or

(e) by Buyer or the Seller Representative if any Governmental Authority shall have issued a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the Closing.

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Section 8.2 Effect of Termination

In the event of any termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and of no further force or effect, and there shall be no liability on the part of any Party hereto, except that (a) Section 5.4, this Section 8.2 and Article IX shall survive any such termination, and (b) no such termination shall relieve any Party from liability for fraud or any willful and material breach of this Agreement prior to such termination. If this Agreement is terminated prior to the Closing, the Note Purchase Agreement and the Notes shall not be executed or delivered, and if they have been executed in anticipation of the Closing, they shall be deemed null and void ab initio, without any further liability thereunder, except to the extent expressly stated therein to survive a failure of the Closing.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Governing Law

This Agreement and all disputes arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would result in the application of the laws of any jurisdiction other than the State of New York.

Section 9.2 Jurisdiction; Venue; Waiver of Jury Trial

Each Party hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York located in New York County and the federal courts of the United States of America located in the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.3 Notices

All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given when delivered personally, when sent by email with confirmation of receipt during normal business hours of the recipient, or one (1) Business Day after being sent by nationally recognized overnight courier, in each case to the applicable addresses set forth on Schedule 9.3 (or to such other address as a Party may designate by notice in accordance with this Section 9.3).

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Section 9.4 Entire Agreement

This Agreement, the Disclosure Schedule, the Exhibits, Schedules and Annexes hereto, and the other Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties relating thereto.

Section 9.5 Amendments and Waivers

This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by Buyer and the Seller Representative. No waiver of any provision hereof shall be effective unless explicitly set forth in writing and signed by the Party against whom the waiver is to be enforced. No waiver by any Party of any breach or default shall operate as a waiver of any other breach or default.

Section 9.6 Assignment

No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Buyer and the Seller Representative; provided, however, that Buyer may assign its rights and obligations hereunder to any Affiliate, so long as Buyer remains liable for the performance of its obligations hereunder. Any purported assignment in violation of this Section 9.6 shall be null and void.

Section 9.7 Specific Performance

The Parties acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the Parties shall be entitled to specific performance, injunctive relief and other equitable remedies to enforce specifically the terms and provisions of this Agreement, without proof of actual damages or the posting of any bond or other security, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.8 Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such provision shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

Section 9.9 Counterparts; Electronic Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission, including by PDF or other electronic signature technology, shall be deemed effective for all purposes.

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Section 9.10 Expenses

Except as otherwise expressly provided in this Agreement, each Party shall bear its own fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby.

Section 9.11 No Third-Party Beneficiaries

Except for the provisions of Article VII with respect to the Buyer Indemnified Parties and the Seller Indemnified Parties, nothing in this Agreement is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 9.12 Disclosure Schedule References

The inclusion of any matter in the Disclosure Schedule in response to one section of this Agreement shall be deemed to be disclosed for purposes of any other section of this Agreement to which its relevance is reasonably apparent on the face of such disclosure.

Section 9.13 Public Company and Nasdaq Compliance Savings Clause

Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall require Buyer or any of its Affiliates to take any action that would, in the good faith advice of counsel, violate the Securities Act, the Exchange Act, applicable SEC rules and regulations, applicable Nasdaq Rules or Cayman Islands law. To the extent any action contemplated hereby would require shareholder approval under applicable Nasdaq Rules or Cayman Islands law, Buyer’s obligation to take such action shall be subject to obtaining such approval, and until such approval is obtained the applicable provisions of this Agreement, the Note Purchase Agreement and the Notes shall be interpreted and applied in a manner intended to preserve compliance.

Section 9.14 Seller Representative

(a) The Sellers hereby irrevocably appoint, designate, and constitute the Seller Representative as their exclusive representative, agent, proxy, and attorney-in-fact to act for each Seller and all Sellers collectively with respect to all matters arising under, relating to, or in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, the Seller Representative is authorized to take any and all actions and to make any and all decisions that the Sellers are authorized or permitted to take or make under this Agreement, including executing and delivering any certificates, notices, consents, waivers, and amendments; receiving and distributing any consideration, payments, or other amounts payable to the Sellers; administering, negotiating, settling, compromising, disputing, and resolving any claims, disputes, or controversies, including any indemnification matters; retaining counsel, accountants, and other advisors; and taking any actions necessary or advisable in connection with the foregoing. All decisions, actions, and instructions by the Seller Representative shall be binding upon each Seller as if expressly approved in writing by such Seller, and Buyer and its Affiliates shall be entitled to rely conclusively upon, and shall have no liability for relying upon, any action taken or not taken by, or any communication from, the Seller Representative. Notwithstanding the foregoing, the Seller Representative shall have no authority to vote, convert, transfer or otherwise dispose of, or to exercise any right attaching to, any Note or Conversion Shares held by any other Seller, and after the Closing its authority is limited to the giving and receipt of notices and the administration of claims under Article VII.

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(b) The Seller Representative shall not be liable to any Seller for any act or omission in connection with the performance of its obligations as Seller Representative, except to the extent finally determined by a court of competent jurisdiction to have resulted from the Seller Representative’s gross negligence, willful misconduct, or fraud. The Sellers shall, jointly and severally, indemnify, defend, and hold harmless the Seller Representative from and against any and all losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees) incurred by the Seller Representative in such capacity, other than to the extent arising from the Seller Representative’s gross negligence, willful misconduct, or fraud. The Seller Representative may rely upon any certificate, instrument, judgment, notice, or other writing reasonably believed by it to be genuine and to have been signed or presented by the proper party without independent investigation.

(c) If the Seller Representative resigns, becomes incapacitated, is removed by Sellers holding at least a majority of the consideration payable to the Sellers under this Agreement, or is otherwise unable to serve, a successor Seller Representative shall be appointed by Sellers holding at least a majority of such consideration (measured immediately prior to the event giving rise to such appointment) by written notice to Buyer, and such successor shall thereupon have all the rights, powers, duties, and immunities of the Seller Representative as set forth herein. Notices or other communications to the Sellers may be given to the Seller Representative, and any notice so given shall be deemed notice to all Sellers. The provisions of this Section shall survive the Closing and any termination of this Agreement and shall be binding upon all Sellers and their respective successors and assigns.

[Signature Pages Follow]

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In Witness Whereof, the parties hereto have executed this Share Purchase Agreement as of the date first set forth above.

BUYER:

JBDI Holdings Limited

By:	/s/ Lim Chwee Poh
Name:	Lim Chwee Poh
Title:	Chair of the Board, Executive Director and Principal Executive Officer

SELLERS:

Prospera Global Holdings Ltd

By:	/s/ HIEW Soon Cheng
Name:	HIEW Soon Cheng
Title:	Sole Director

Ironwood Partners Holding Ltd

By:	/s/ Richard John Kingston HOGG
Name:	Richard John Kingston HOGG
Title:	Sole Director and Sole Member

Arbor Forge Capital Ltd

By:	/s/ Yaqing Yang
Name:	Yaqing Yang
Title:	Sole Director and Sole Member

[Signature Page to SPA]

In Witness Whereof, the parties hereto have executed this Share Purchase Agreement as of the date first set forth above.

SELLER REPRESENTATIVE:

Prospera Global Holdings Ltd

By:	/s/ HIEW Soon Cheng
Name:	HIEW Soon Cheng
Title:	Sole Director

COMPANY:

Glorian Capital Ltd

By:	/s/ HIEW Soon Cheng
Name:	HIEW Soon Cheng
Title:	Sole Director

[Signature Page to SPA]

Annex I

Sellers

Schedule 3.4

Outstanding Instruments

Schedule 9.3

Notice Information

Exhibit A

Form of Note Purchase Agreement

Exhibit B

Form of Convertible Promissory Note

Annex I

Sellers

Seller Name	Shares of Target Owned and Sold	Percentage	Note Consideration (Principal Amount)
Prospera Global Holdings Ltd	39,500	79.00%	$711,000,000.00
Ironwood Partners Holding Ltd	10,000	20.00%	$180,000,000.00
Arbor Forge Capital Ltd	500	1.00%	$9,000,000.00
TOTAL	50,000	100%	$900,000,000.00

Schedule 3.4

Outstanding Instruments

1. None

Schedule 9.3

Notice Information

[***]

Exhibit A

Form of Note Purchase Agreement

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made and entered into as of [*], 2026, by and among JBDI Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), whose ordinary shares, par value $0.001 per share (the “Ordinary Shares”, which term shall, if the Proposed Dual-Class Share Structure (as defined in the Acquisition Agreement) has become effective, mean the Class A ordinary shares of the Company, par value $0.001 per share), are listed on The Nasdaq Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker “JBDI,” and the purchasers listed on Annex I hereto (the “Purchasers”), solely in their capacity as Sellers under the Acquisition Agreement (as hereinafter defined).

Recital

On the terms and subject to the conditions set forth herein, in connection with that certain share purchase agreement, dated as of October 12, 2026 (the “Acquisition Agreement”) by and among the Company, the Purchasers (in their capacity as “Sellers” under the Acquisition Agreement) and Glorian Capital Ltd, a company incorporated and existing under the laws of the British Virgin Islands on 12 May 2026 with company registration number 2208464 (“the Target”), Purchasers desire to purchase from the Company, and the Company desires to sell and issue to the Purchasers, convertible promissory notes in the aggregate original principal amount of $900,000,000.00 in the amounts and proportions set forth on Annex I hereto, as consideration pursuant to the terms of the Acquisition Agreement as further described below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

1.1 Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Acquisition Agreement. The following terms and expressions used in this Agreement, unless the context otherwise requires, shall have the following meanings:

“Aggregate Sellers’ Voting Interest Cap” means, at any time of determination, forty percent (40%) of the aggregate voting power of the Company, determined by reference to the aggregate number of votes exercisable by all issued and outstanding voting securities of the Company immediately after giving effect to the relevant conversion (or other event requiring measurement hereunder), taking into account the voting rights attached to each class or series of shares of the Company then in issue (including, if and when the Proposed Dual-Class Share Structure has become effective, the one hundred (100) votes per share attached to the Class B ordinary shares). The Aggregate Sellers’ Voting Interest Cap shall be tested immediately prior to and immediately after giving effect to each proposed conversion of any Note. The Aggregate Sellers’ Voting Interest Cap is a limit on aggregate voting power and not a limit on the percentage of issued share capital, economic ownership or number of shares held by the Purchasers collectively. If any proposed conversion by a Purchaser would, after giving effect thereto, cause the aggregate voting interest held by all Purchasers and their respective Affiliates to exceed the Aggregate Sellers’ Voting Interest Cap, such conversion shall automatically be reduced to the maximum Principal amount that may be converted without breaching the Aggregate Sellers’ Voting Interest Cap, and any Principal amount tendered for conversion in excess thereof shall remain outstanding under the applicable Note.

“Conversion Shares” means the Ordinary Shares issuable upon conversion of the Notes.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Holder Voting Interest Cap” means, with respect to each Purchaser, at any time of determination, the maximum percentage of aggregate voting power of the Company that such Purchaser (together with its Affiliates and any other Persons whose beneficial ownership or voting power would be aggregated with that of such Purchaser under Section 13(d) of the Exchange Act and the rules promulgated thereunder) may directly or indirectly beneficially own or control immediately after giving effect to any conversion of such Purchaser’s Note (or other event requiring measurement hereunder), being: (a) in the case of Prospera Global Holdings Ltd, together with any transferee of all or part of its Note pursuant to a Permitted Transfer (as defined in the Acquisition Agreement), in aggregate: thirty-one and sixty hundredths percent (31.60%) of the aggregate voting power of the Company; (b) in the case of Ironwood Partners Holding Ltd, together with any transferee of all or part of its Note pursuant to a Permitted Transfer (as defined in the Acquisition Agreement), in aggregate: eight percent (8.00%) of the aggregate voting power of the Company; and (c) in the case of Arbor Forge Capital Ltd, together with any transferee of all or part of its Note pursuant to a Permitted Transfer (as defined in the Acquisition Agreement), in aggregate: forty hundredths of one percent (0.40%) of the aggregate voting power of the Company. Each Holder Voting Interest Cap shall be calculated by reference to the aggregate number of votes exercisable by all issued and outstanding voting securities of the Company immediately after giving effect to the relevant conversion, taking into account the voting rights attached to each class or series of shares (including, if and when the Proposed Dual-Class Share Structure has become effective, the one hundred (100) votes per share attached to the Class B ordinary shares). Each Holder Voting Interest Cap is a limit on voting interest and voting power, and not a limit determined by the percentage of issued shares, economic interest or number of shares held by that Purchaser. Each Holder Voting Interest Cap shall be tested immediately prior to and immediately after giving effect to each proposed conversion of the applicable Note, and shall apply at all times during the life of the relevant Note as a continuing condition to each conversion. No Holder Voting Interest Cap shall be increased, adjusted or reset as a result of any structural adjustment to the Conversion Price pursuant to the Notes or any change in the number of outstanding voting securities of the Company (including any stock split, stock dividend, share combination, reclassification or recapitalization). No Holder Voting Interest Cap shall be increased by reason of any transfer, merger, amalgamation or other succession.

“Material Adverse Effect” means any event, change, effect or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under the Transaction Documents.

“Nasdaq Rules” means the Nasdaq Listing Rules, including, without limitation, Rules 5250(e)(2), 5615(a)(3), 5635(b), 5635(d), 5640, and the applicable interpretive materials thereof.

“Notes” means the convertible promissory notes substantially in the form attached hereto as Exhibit A issued to the Purchasers, which Notes constitute the “Notes” for purposes of the Acquisition Agreement.

“Principal Amount” shall mean the aggregate original principal amount of the Notes of $900,000,000.00.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means, collectively, the Company’s annual reports on Form 20-F, current reports on Form 6-K and any registration statements, prospectuses or other reports or documents filed with or furnished to the SEC under the Securities Act or the Exchange Act since January 1, 2026.

“Signing Date” means the date of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” shall mean, collectively, the Acquisition Agreement, this Agreement, the Notes, and all certificates, instruments, opinions and other agreements executed and delivered in connection therewith or herewith, each as amended or otherwise modified from time to time, and all modifications, renewals, replacements, extensions and rearrangements thereof and substitutions and replacements therefor.

“Transfer Agent” means the transfer agent and registrar for the Ordinary Shares from time to time.

2.	Agreement To Sell And Purchase.

2.1 Issuance of Notes at Closing.

(a) Closing. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue and sell to the Purchasers participating in the Closing, and the Purchasers (severally and not jointly) agree to purchase from the Company the Notes in the proportions set forth on Annex I hereto in the aggregate amount of the Principal Amount.

(b) Purchase Price. The Parties acknowledge and agree that the Principal Amount constitutes the entire purchase price payable by the Company under the Acquisition Agreement and shall be satisfied solely by the issuance of the Notes.

2.2 Pari Passu. The Notes shall constitute a direct, unsecured, unsubordinated obligation of the Company and shall rank pari passu with all present and future unsecured and unsubordinated obligations of the Company, except as obligations may be preferred by laws of general application.

2.3 Use of Proceeds. The Parties acknowledge that no cash proceeds will be advanced by the Purchasers to the Company at the Closing. The Notes are being issued solely as non-cash acquisition consideration pursuant to the Acquisition Agreement and not for working capital or general corporate purposes.

3.	Closing, Delivery And Conditions Precedent.

3.1 Closing. The closing of the sale and purchase of the Notes under this Agreement (the “Closing”) shall take place remotely concurrently with the closing under the Acquisition Agreement, at such time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2 Delivery; Consideration. Subject to the terms of this Agreement, at the Closing, the Company will deliver to the Purchasers the duly executed Notes against the Purchasers’ delivery of the Acquisition Agreement closing deliverables, and the purchase price for the Notes shall be deemed paid and satisfied in full upon such issuance and delivery. No cash payment shall be due from the Purchasers to the Company at the Closing under this Agreement.

3.3 Conditions Precedent to the Purchasers’ Obligations. Each Purchaser’s obligation to purchase their respective Note at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) the representations and warranties of the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing Date;

(b) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c) the Company shall have obtained all corporate approvals and authorizations required for the execution, delivery and performance of the Transaction Documents and the issuance of the Notes and reservation of the Conversion Shares;

(d) all conditions precedent for the closing contemplated by the Acquisition Agreement shall have been satisfied;

(e) the Purchasers shall have received evidence reasonably satisfactory to it that the Company has submitted any required Listing of Additional Shares notification under Nasdaq Rule 5250(e)(2) with respect to the potential issuance of the Conversion Shares and that no objection has been raised by Nasdaq prior to Closing; and

(f) no law, order or injunction of any Governmental Authority shall be in effect that restrains, enjoins or otherwise prohibits consummation of the transactions contemplated hereby.

3.4 Conditions Precedent to Company’s Obligations. The Company’s obligation to issue and sell the Notes at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) the representations and warranties of the Purchasers in Section 5 hereof shall be true and correct in all material respects as of the Closing Date;

(b) the Purchasers shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c) the Purchasers shall have obtained all organizational approvals and authorizations required for the execution, delivery and performance of the Transaction Documents to which each is a party; and

(d) all conditions precedent for the closing contemplated by the Acquisition Agreement shall have been satisfied.

4.	Representations And Warranties Of The Company.

Except as disclosed in the SEC Reports, the Company hereby represents and warrants to the Purchasers as of the Signing Date and as of the Closing Date as follows:

4.1 Organization; Subsidiaries; Good Standing; Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Each subsidiary of the Company is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, except where such failure would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization; Binding Obligations. All corporate action on the part of the Company, its directors and officers necessary for the authorization, execution, delivery and performance of the Transaction Documents, the issuance of the Notes and the reservation and issuance of the Conversion Shares has been taken. The Transaction Documents constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity.

4.3 No Conflicts; Consents and Approvals. The execution, delivery and performance of the Transaction Documents by the Company, and the issuance of the Notes and the Conversion Shares, do not:

(a) conflict with the Company’s memorandum and articles of association (“M&A”);

(b) violate any law, rule, regulation, order or decree applicable to the Company;

(c) result in a material breach or default under any material contract to which the Company is a party, except as would not reasonably be expected to have a Material Adverse Effect.

No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Authority is required in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) required Nasdaq notifications, including any Listing of Additional Shares, and (ii) such consents, approvals or filings the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

4.4 Capitalization; Valid Issuance; Preemptive Rights. The authorized share capital of the Company is as set forth in the Company’s SEC Reports indicating such information. The issued and outstanding share capital of the Company is as set forth in the Company’s SEC Reports as of the dates stated therein. The Conversion Shares have been duly authorized for issuance and, when issued upon conversion of the Notes in accordance with its terms and in compliance with applicable Nasdaq Rules (including obtaining any required shareholder approval), will be validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights of any person (to the Company’s knowledge, with respect to any third-party contractual rights). The Company has duly reserved, and shall at all times keep reserved, out of its authorized but unissued Ordinary Shares, a number of Ordinary Shares sufficient to permit the issuance of the Conversion Shares upon conversion of the then outstanding principal amount of the Notes at the fixed Conversion Price, in each case subject to the limitations set forth in the Notes, the Nasdaq Rules and the Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap.

4.5 SEC Reports; No Material Misstatement or Omission. Since January 1, 2026, the Company has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it as an FPI under the Exchange Act and the Securities Act. As of their respective dates (or, if amended or supplemented, as of the date of the last such amendment or supplement), the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Reports, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

4.6 Financial Statements; Internal Controls; Disclosure Controls. The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and have been prepared in conformity with GAAP as issued by the FASB, applied on a consistent basis (except as disclosed therein), and fairly present in all material respects the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the dates and for the periods indicated. The Company maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in the Exchange Act), and has disclosed to its auditors and the audit committee of its board of directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and any such disclosures have been disclosed in the SEC Reports where required.

4.7 Listing; Reporting; FPI Status; Transfer Agent. The Ordinary Shares are registered under Section 12 of the Exchange Act and are listed on Nasdaq. The Company is a “foreign private issuer” and is in compliance in all material respects with its reporting obligations under the Exchange Act applicable to foreign private issuers. The Company has a duly appointed transfer agent and registrar for the Ordinary Shares.

4.8 Nasdaq Compliance; Voting Rights. The issuance of the Notes and the potential issuance of the Conversion Shares will comply in all material respects with applicable Nasdaq Rules, including Rules 5635(b) and 5635(d), subject to the pricing, caps and limitations set forth in the Notes and this Agreement, any applicable home country practice exemption disclosed pursuant to Nasdaq Rule 5615(a)(3), and any shareholder approval obtained after the Signing Date, if applicable. The Company is not in violation of Nasdaq Rule 5640 (Voting Rights).

4.9 Private Placement; No Registration; No Integrated Offering; No General Solicitation. Assuming the accuracy of the Purchasers’ representations in Section 5 hereof, the offer, sale and issuance of the Notes pursuant to this Agreement are exempt from the registration requirements of the Securities Act pursuant to Regulation S. Neither the Company nor, to the Company’s knowledge, any person acting on its behalf has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Notes. Neither the Company nor, to the Company’s knowledge, any of its affiliates has, directly or through any agent, engaged in any integration of this offering with any other offering of the Company’s securities that would require registration of the Notes under the Securities Act.

4.10 Rule 506(d) Bad Actor. The Company has exercised reasonable care to determine whether any “covered person” of the Company is subject to a disqualifying event under Rule 506(d) of Regulation D and is not aware of any such disqualifying event, except for disqualifying events covered by Rule 506(d)(2) or (d)(3) that have been disclosed in writing to the Purchasers.

4.11 Investment Company Act. The Company is not, and after giving effect to the transactions contemplated by the Transaction Documents will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.12 No Stop Orders; No Manipulation. No stop order suspending the effectiveness of any registration statement of the Company has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the SEC. The Company has not taken, directly or indirectly, any action intended to cause or reasonably likely to result in the stabilization or manipulation of the price of any security of the Company.

4.13 Home Country Practice; Nasdaq Rule 5615(a)(3). The Company is a “foreign private issuer” within the meaning of the Exchange Act and, as such, is permitted under Nasdaq Listing Rule 5615(a)(3) to follow the corporate governance practices of its home country in lieu of certain Nasdaq corporate governance requirements, except as to those Nasdaq Rules that are expressly ineligible for such exemption. To the extent the Company elects to follow home country practice in lieu of any Nasdaq corporate governance requirement, the Company has made, or will make on a timely basis, the disclosures required by Nasdaq Listing Rule 5615(a)(3) (including disclosure in the Company’s SEC Reports and, as applicable, on its website) identifying each Nasdaq corporate governance requirement from which it departs and describing the home country practices it follows. The execution, delivery and performance of the Transaction Documents, and the issuance of the Notes and the Conversion Shares, have been authorized, approved and taken in compliance in all material respects with applicable laws of the Cayman Islands and the M&A and, to the extent applicable, in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). No approval of the Company’s shareholders is required under the laws of the Cayman Islands, the M&A or the Company’s disclosed home country practices in connection with the execution, delivery and performance of the Transaction Documents and the issuance of the Notes and the reservation of the Conversion Shares, and the Company is at the date of this Agreement, and will be as of the date of the issuance of the Notes, eligible for an exemption from shareholder approval requirements under Nasdaq Listing Rule 5635(d) in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3).

4.14 No Financial Assistance Issues; Brokers. Under Cayman Islands law, there is no prohibition on the Company providing financial assistance in connection with the acquisition of its own shares, and the execution and performance of the Transaction Documents will not violate any financial assistance restriction. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated hereby, except as has been disclosed in writing to the Purchasers.

5.	Representations And Warranties Of Purchasers

Each Purchaser, severally and not jointly hereby represents and warrants to the Company as of the Signing Date and as of the Closing Date as follows:

5.1 Organization; Power; Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity.

5.2 Regulation S Compliance.

(a) At the time hereof, the Purchaser is physically outside the United States.

(b) The Purchaser is acquiring their respective Note and any Conversion Shares for such Purchaser’s own account, for investment and not for distribution or resale to others and is not purchasing their respective Note and any Conversion Shares for the account or benefit of any U.S. Person, or with a view towards distribution to any U.S. Person, in violation of the registration requirements of the Securities Act.

(c) The Purchaser will make all subsequent offers and sales of their respective Note and any Conversion Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, the Purchaser will not resell their respective Note or any Conversion Shares to any U.S. Person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(d) The Purchaser has no present plan or intention to sell their respective Note or any Conversion Shares in the United States or to a U.S. Person at any predetermined time, has made no predetermined arrangements to sell their respective Note or any Conversion Shares and is not acting as a distributor of such securities.

(e) Neither the Purchaser, its Affiliates nor any Person acting on behalf of such Purchaser, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to their respective Note or the Conversion Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

(f) The Purchaser is not acquiring the Note or the Conversion Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

(g) The Purchaser has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect the Purchaser’s interests in connection with the transactions contemplated by this Agreement and other Transaction Documents.

(h) The Purchaser has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Note and the Conversion Shares.

(i) The Purchaser understands the various risks of an investment in the Note and the Conversion Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Note and the Conversion Shares.

5.3 No General Solicitation. The Purchaser is not purchasing their respective Note as a result of any general solicitation or general advertising.

5.4 Rule 506(d) Bad Actor. Neither the Purchaser nor, to its knowledge, any of its affiliates is subject to a disqualifying event under Rule 506(d) that would require disclosure and has provided such information as the Company reasonably requested to permit the Company to comply with Rule 506(d).

5.5 Access to Information; Sophistication; Restricted Securities; Legends. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of an investment in their respective Note and any Conversion Shares. The Purchaser understands that their respective Note and the Conversion Shares have not been registered under the Securities Act or any state securities laws and are “restricted securities” under the Securities Act and applicable state securities laws and that their respective Note and the Conversion Shares may not be offered, sold or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration. The Purchaser acknowledges and agrees that their respective Note and any certificates or book-entry statements representing the Conversion Shares will bear customary restrictive legends (or notations) under the Securities Act and applicable state law and that the Company, its transfer agent and their respective counsel may place and maintain such legends (or notations) and stop-transfer instructions until such time as the removal of any legend (or notation) is permitted under applicable law and, if requested by the Company or its transfer agent, the Purchaser has delivered to the Company such certificates, agreements, representations and legal opinions of counsel reasonably satisfactory to the Company and its counsel as the Company or its transfer agent may reasonably require to evidence compliance with the Securities Act and applicable state securities laws, including in connection with any proposed resale under Rule 144.

5.6 Sanctions; AML; Anti-Corruption; No Group; No Short Sales. The Purchaser is in compliance with applicable sanctions, anti-money laundering and anti-corruption laws. The Purchaser is not a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to the Company. As of the date hereof, the Purchaser does not have an open short position in the Ordinary Shares and will not enter into any short sale or similar transaction that establishes a net short position with respect to the Ordinary Shares during the period from the Signing Date until the earlier of (a) public announcement of the transactions contemplated hereby and (b) the Closing.

5.7 Transfer Procedures. Without limiting Section 5.5 hereof, the Purchaser consents to the placement of restrictive legends (or book-entry notations) on their respective Note and any Conversion Shares and to the entry of customary stop-transfer instructions with the Company’s transfer agent, and agrees that any removal of legends (or notations) and any transfers shall be effected in compliance with the Securities Act and applicable state securities laws, the terms of the Transaction Documents, and the Company’s and its transfer agent’s reasonable procedures, including the provision of customary seller and broker certificates and legal opinions of counsel reasonably satisfactory to the Company and its counsel in connection with any proposed resale under Rule 144 or other available exemption.

6.	Covenants.

6.1 Covenants of the Company. For so long as the Notes remain outstanding, the Company shall:

(a) Remain duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and retain all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

(b) Maintain its listing on the Nasdaq, subject to market and regulatory conditions beyond its reasonable control, and shall submit a Listing of Additional Shares notification to Nasdaq under Rule 5250(e)(2) at least fifteen (15) calendar days prior to the issuance of the Notes (covering the potential issuance of the Conversion Shares) and shall otherwise comply with applicable Nasdaq Rules, including Rules 5635(b), 5635(d) and 5640;

(c) Refrain from taking any action with the primary purpose of frustrating or preventing lawful conversion of the Notes in accordance with its terms;

(d) Comply with all applicable laws, including without limitation its reporting obligations under the Exchange Act and the Nasdaq Rules, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

(e) promptly notify the Purchasers of any event that would reasonably be expected to materially affect the convertibility, enforceability or value of the Note;

(f) reserve and keep available out of its authorized but unissued Ordinary Shares, free of preemptive rights, such number of Ordinary Shares as shall be sufficient to effect the conversion of the Notes in full, the outstanding principal amount of the Notes at the fixed Conversion Price, subject to the limitations in the Notes, applicable law, the Nasdaq Rules, any required shareholder approval and the Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap;

(g) furnish such information and confirmations as the Purchasers may reasonably require in connection with any proposed conversion and compliance with the Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap.

6.2 Covenants of the Purchasers. For so long as the Notes remain outstanding, each Purchaser shall not effect any conversion, transfer or other arrangement designed to circumvent the Holder Voting Interest Cap, whether through nominees, affiliates, derivative arrangements or otherwise.

6.3 Holder Voting Interest Cap and Aggregate Sellers’ Voting Interest Cap. For so long as any portion of aggregate principal of the Notes is outstanding, notwithstanding anything to the contrary contained in the Notes or the Transaction Documents, the Company shall not effect any conversion of the Notes, and the Purchasers shall not have the right to convert any portion of the Notes, if immediately after giving effect to such conversion: (i) the Purchaser, together with any affiliate thereof, and any other persons whose beneficial ownership or voting power would be aggregated with that of such Purchaser under Section 13(d) of the Exchange Act and the rules promulgated thereunder, would have voting power (determined as provided in the definition of Holder Voting Interest Cap) in excess of its applicable Holder Voting Interest Cap; or (ii) all of the Purchasers in aggregate, together with any affiliate thereof, and any other persons whose beneficial ownership would be aggregated with that of the Purchasers under Section 13(d) of the Exchange Act and the rules promulgated thereunder, would have voting power (determined as provided in the definition of Aggregate Sellers’ Voting Interest Cap) in excess of the Aggregate Sellers’ Voting Interest Cap. Each Purchaser shall provide, together with each conversion notice required under the terms of the Notes, a certification of its then current beneficial ownership and such supporting information as the Company may reasonably require to confirm compliance with the Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap.

7.	Miscellaneous.

7.1 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York without giving effect to conflicts of laws principles that would result in the application of the law of another jurisdiction. The state courts of the State of New York located in Manhattan, New York County, and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to hear and determine any dispute arising out of or in connection with this Agreement and the Notes and the related definitive documents, and each party irrevocably submits to such jurisdiction. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby for a period coextensive with the survival periods applicable to the corresponding representations, warranties, covenants and agreements set forth in Article VII of the Acquisition Agreement; provided that if no corresponding provision exists in the Acquisition Agreement, such representation, warranty, covenant or agreement shall survive for a period of twenty-four (24) months following the Closing Date in the case of the Company and five (5) years following the Closing Date in the case of any Purchaser. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Notes from time to time; provided, however, the Purchasers may not sell, assign, transfer, convey or pledge any interest in the Notes except in compliance with the Securities Act, applicable state securities laws, the terms of the Transaction Documents, and the reasonable procedures of the Company and its transfer agent, including the delivery of customary certificates and legal opinions reasonably requested in connection with any proposed transfer.

7.4 Entire Agreement. This Agreement, the Acquisition Agreement, the Notes, the Exhibits and Schedules hereto, the other Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement, the Acquisition Agreement, the Notes, and the other Transaction Documents.

7.5 Severability; Counterparts; Electronic Signatures. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement may be executed in counterparts and by electronic signatures that comply with the U.S. federal ESIGN Act of 2000.

7.6 Amendment and Waiver; Termination. This Agreement and the Notes may be amended, waived or modified only by a written instrument signed by the Company and Purchasers holding, at the time of amendment, waiver or modification, more than 50% of the outstanding Principal Amount. Notwithstanding anything to the contrary herein, this Agreement shall automatically terminate without further action of the parties upon any termination of the Acquisition Agreement prior to the closing thereunder, and in such event the Notes shall not be issued and no party shall have any liability hereunder except as expressly provided to survive such termination.

7.7 Public Company and Nasdaq Compliance Savings Clause. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall require the Company or any of its Affiliates to take any action that would, in the good faith advice of counsel, violate the Securities Act, the Exchange Act, applicable SEC rules and regulations, applicable Nasdaq Rules or Cayman Islands law. To the extent any action contemplated hereby would require shareholder approval under applicable Nasdaq Rules or Cayman Islands law, the Company’s obligation to take such action shall be subject to obtaining such approval, and until such approval is obtained the applicable provisions of this Agreement and the Notes shall be interpreted and applied in a manner intended to preserve compliance.

7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the other Transaction Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or the other Transaction Documents or any waiver on such party’s part of any provisions or conditions of this Agreement or the other Transaction Documents must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the other Transaction Documents by law, or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

Exhibit B

Form of Convertible Promissory Note

THIS INSTRUMENT AND THE SECURITIES ISSUABLE ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF THIS NOTE OR CONVERSION HEREOF MAY BE EFFECTED WITHOUT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

___________________________

CONVERTIBLE PROMISSORY NOTE

$[*]	[*], 2026 (“Issuance Date”)

Number: JBDI_PCB_2026-[*]

FOR VALUE RECEIVED, JBDI Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Maker” or “Company”), hereby promises to pay to the order of [*], [entity and jurisdiction/natural person identification] in its capacity as Note Recipient under the Acquisition Agreement (as such term is defined in the Agreement) (“Holder”), at such place as Holder may from time to time direct, in lawful money of the United States of America, a principal sum of $[*] (the “Principal Amount”) in accordance with the terms and provisions of this Convertible Promissory Note (this “Note”).

This Note is issued pursuant to the terms of that certain Note Purchase Agreement (the “Agreement”), dated as of the date hereof, by and among the Company, Holder and the holders of other notes issued pursuant to the Agreement. Capitalized terms used but not defined herein have the meanings given to them in the Agreement. This Note may be repaid or converted in accordance with the terms of the Agreement. This Note is a direct, unconditional, unsecured and unsubordinated obligation of the Company and ranks pari passu with all present and future unsecured and unsubordinated obligations of the Company, except as obligations may be preferred by laws of general application

SECTION 1

PRINCIPAL AND INTEREST

A. Principal. The outstanding principal balance of this Note at any one time is the Principal Amount less any principal payment made by Maker to Holder. The Principal Amount constitutes a valid and binding obligation of Maker in accordance with the terms and conditions contained herein. The Principal Amount constitutes acquisition consideration pursuant to the terms of the Acquisition Agreement (as such term is defined in the Agreement), and no cash will be advanced by the Holder to the Maker pursuant to the terms of this Note.

B. Interest. No ordinary interest shall accrue on the Principal Amount, and no interest payments shall be due on this Note.

SECTION 2

GENERAL TERMS

A. Maturity Date. This Note has no fixed maturity date and shall remain outstanding unless and until converted in full, redeemed pursuant to an express provision herein, repurchased by the Maker and cancelled, or otherwise cancelled by written agreement of the Maker and the Holder in accordance with the terms of this Note.

B. No Prepayment. Except as otherwise indicated in this Note, the balance of the Principal Amount of this Note may not be prepaid by Maker, in whole or in part.

C. Payments. All payments hereunder shall be made in lawful money of the United States of America at such other place as Holder may direct, by check payable to Holder or by wire transfer to a bank designated by Holder. All payments made by Maker under this Note shall be applied to the outstanding balance of the Principal Amount of the Note.

D. No Scheduled Redemption; No Amortization; No Repurchase. This Note shall not be subject to any scheduled amortization, sinking fund or mandatory redemption by reason only of the passage of time. The Maker shall have no obligation to repay the Principal Amount on any fixed date. The Maker may not redeem, repurchase or otherwise retire this Note, in whole or in part, without the prior written consent of the Holder, except to the extent required by applicable law or necessary by reason of tax, illegality, regulatory prohibition or a similar mandatory legal reason. Any portion of the Note so redeemed or repurchased by the Maker shall forthwith be cancelled and may not be reissued.

E. Holder Put Right Upon Fundamental Change. Upon the occurrence of a Fundamental Change, the Maker shall give the Holder prompt written notice thereof, and the Holder shall have the right, exercisable by written notice delivered to the Maker within twenty (20) Business Days after receipt of such notice, to require the Maker to redeem all or any part of the outstanding Principal Amount under this Note designated by the Holder at 101% of the then outstanding Principal Amount to be redeemed. Such redemption shall be effected on a date designated by the Holder in its notice, which date shall be not less than five (5) Business Days nor more than twenty (20) Business Days after the Maker’s receipt of such notice. Any portion of this Note not so redeemed shall remain outstanding in accordance with its terms. “Fundamental Change” means: (a) the delisting of the Maker’s Ordinary Shares from Nasdaq without listing on another Primary Market; (b) any merger, amalgamation, consolidation, scheme of arrangement, sale of all or substantially all assets or similar transaction resulting in a Change of Control of Buyer (as such term is defined in the Acquisition Agreement); or (c) any liquidation, dissolution or winding up of the Maker.

SECTION 3

events of default; rights and remedies

A. Events of Default. For purposes of this Note, “Event of Default” means any one or more of the following events, conditions or acts:

(i) Failure by the Maker to pay any amount when due under an express redemption obligation, repurchase obligation or other payment obligation arising under this Note or the Agreement;

(ii) Failure by the Maker to issue Conversion Shares when due in accordance with the terms of this Note and the Agreement, other than where such failure results solely from incomplete information or certification provided by the Holder or from a legal or regulatory impediment not arising from a material breach of the Maker of the terms of this Note or this Agreement;

(iii) The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note or the Agreement;

(iv) The Maker (a) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (b) makes an assignment for the benefit of its creditors outside the ordinary course of business, (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (d) is adjudicated as insolvent or to be liquidated or is otherwise liquidated or dissolved, or (e) takes corporate action for the purpose of any of the foregoing;

(v) Any material provision of the Note, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect and the Note ceases to be a binding obligation of the Maker; or

(vi) The Ordinary Shares shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of 30 consecutive Business Days. “Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

B. Rights and Remedies. Upon the occurrence of any Event of Default which is continuing and remains uncured for a period of thirty (30) days, the Holder may by written notice to the Maker declare immediately due and payable any amounts then due and payable under this Note and the Agreement and may pursue specific performance, injunctive relief and any other remedy available at law or in equity with respect to obligations expressly payable or performable thereunder; provided that, for the avoidance of doubt, acceleration shall not create a fixed maturity date for any portion of this Note that is not otherwise due and payable under the terms of this Note or the Agreement, except to the extent otherwise expressly provided therein.

C. Waivers. No waiver under this Section 3 by Holder shall be deemed to have been made unless such waiver is in writing and signed by Holder or confirmed to Maker by electronic communication by an authorized party of Holder. Holder reserves the right to waive or refrain from waiving any right or remedy under this Note. No delay or omission on the part of Holder in exercising any right or remedy under this Note shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

SECTION 4

conversion

A. Conversion Right. Subject to the limitations of Section 4.C, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid balance of the Principal Amount (the “Conversion Amount”) into fully paid and nonassessable Ordinary Shares in accordance with Section 4.B, at a price of $1.00 per Ordinary Share, being a fixed price agreed by the parties and inserted in this Note and not subject to any floating formula, market-price reset, ratchet, repricing or similar variable-price feature, except for customary structural adjustments expressly set forth herein (the “Conversion Price”). The number of Ordinary Shares issuable upon conversion of any Conversion Amount pursuant to this Section 4.A shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a share of Ordinary Shares upon any conversion. All calculations under this Section 4.A shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Ordinary Shares, the Company shall round such fraction of a share of Ordinary Shares down to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Ordinary Shares upon conversion of any Conversion Amount.

B. Mechanics of Conversion.

(i) To convert any Conversion Amount into Ordinary Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, together with a certification of its then current beneficial ownership and such supporting information as the Company may reasonably require to confirm compliance with Section 4.C, and (B) if required by Section 4.B.ii, surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third (3rd) Business Day following the date of receipt of a valid Conversion Notice and such certification (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Ordinary Shares and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Ordinary Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Ordinary Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal Amount of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the Ordinary Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Ordinary Shares upon the transmission of a Conversion Notice.

(ii) Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

C. Limitations on Conversion. Notwithstanding anything to the contrary contained in this Note or the Agreement, the Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that immediately after giving effect to such conversion: (i) the Holder, together with any affiliate thereof, and any other persons whose beneficial ownership or voting power would be aggregated with that of such Holder under Section 13(d) of the Exchange Act and the rules promulgated thereunder, would have voting power (determined as provided in the definition of Holder Voting Interest Cap) in excess of its applicable Holder Voting Interest Cap; or (ii) all of the Holders who purchased Notes under the Agreement in aggregate, together with any affiliates thereof, and any other persons whose beneficial ownership would be aggregated with that of the Holders under Section 13(d) of the Exchange Act and the rules promulgated thereunder, would have voting power (determined as provided in the definition of Aggregate Sellers’ Voting Interest Cap) in excess of the Aggregate Sellers’ Voting Interest Cap. The Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap shall apply at all times during the life of this Note and shall be a continuing condition to each conversion. If any requested conversion would result in the issuance of Ordinary Shares in excess of the permitted amount hereunder, such conversion shall automatically be reduced to the maximum Principal amount that may be converted without breaching the Holder Voting Interest Cap and Aggregate Sellers’ Voting Interest Cap, and any Principal amount tendered for conversion in excess of such permitted amount shall remain outstanding under this Note and continue to be convertible in accordance with its terms.

D. Other Provisions.

(i) All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.

(ii) The Company shall at all times while this Note remains outstanding reserve and keep available out of its duly authorized and unissued Ordinary Shares, free of preemptive rights, a sufficient number of Ordinary Shares to satisfy conversion of the full outstanding Principal Amount of this Note at the Conversion Price and other notes issued pursuant to the Agreement , subject always to the Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap and applicable law (the “Required Reserve Amount”), and shall instruct its transfer agent to maintain such reservation. If at any time the number of Ordinary Shares authorized but unissued and not otherwise reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company shall promptly take all corporate action necessary to propose to its general meeting of shareholders an increase of its authorized share capital necessary to meet its obligations pursuant to this Note, and shall recommend that its shareholders vote in favor of such increase. The Company shall also make all Nasdaq notifications, supplemental listing applications and other filings required in connection with this Note and any issuance of Ordinary Shares upon conversion. The Company covenants that, upon issuance in accordance with this Note, the Ordinary Shares will be validly issued, fully paid and nonassessable.

(iii) The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Ordinary Shares may bear legends restricting the transfer thereof.

(iv) If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares, (b) subdivide outstanding Ordinary Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (d) issue by reclassification of Ordinary Shares any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Ordinary Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. The re-designation of the Ordinary Shares as Class A ordinary shares and the creation and issue of Class B ordinary shares under the Proposed Dual-Class Share Structure (as defined in the Acquisition Agreement) shall not give rise to any adjustment under this Section 4.D.iv.

E. Nasdaq and Home Country Practice. Notwithstanding anything to the contrary herein, the Company shall not be required to issue, and the Holder shall not be entitled to receive, any Ordinary Shares upon conversion of this Note to the extent that, after giving effect to such issuance, the aggregate number of Ordinary Shares issuable under this Note and any other securities issued in connection with the same transaction (and any transaction that Nasdaq would aggregate with such transaction under Rule 5635) would equal or exceed 19.99% of the number of Ordinary Shares outstanding immediately prior to the issuance of this Note or would represent 19.99% or more of the voting power outstanding prior to such issuance, unless and until the Company has obtained the requisite shareholder approval under Nasdaq Rule 5635 or is at such time then eligible to rely on an exemption in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). No shareholder approval of the Company shall be a condition to the issuance of this Note. The Company shall be responsible for making all filings, disclosures, submissions, notifications and other procedural steps required in connection with any such reliance. The Company represents and warrants that, as of the date of the issuance of this Note, the Company is eligible for an exemption from such shareholder approval requirements in accordance with the Company’s disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). If, after the Issuance Date, the Company ceases to be entitled to rely on such position in a manner that materially affects the conversion mechanics contemplated hereby, the parties shall cooperate in good faith to amend the conversion mechanics or provide for redemption, repurchase or other lawful settlement of the affected portion of this Note so as to preserve the commercial intent of this Note to the maximum extent legally permissible.

SECTION 5

Miscellaneous

A. Transfers and Reissuance. The Note may not be transferred, assigned or otherwise disposed of by the Holder without the prior written consent of the Maker, save that transfers to an affiliate of the Holder may be permitted subject to prior written notice to the Maker, compliance with applicable securities laws, execution of a deed of adherence or equivalent undertaking, and the continued application of the Holder Voting Interest Cap and the Aggregate Sellers’ Voting Interest Cap to such transferee. The Note and any Ordinary Shares issued upon conversion hereof shall be subject to customary securities law transfer restrictions, restrictive legends and stop-transfer instructions until transfer is permitted under applicable law and this Note. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered in the name of the registered transferee or assignee, representing the outstanding Principal Amount being transferred by the Holder and, if less than the entire outstanding Principal Amount is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal Amount stated on the face of this Note.

B. Loss, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal Amount.

C. Amendments. Any term of this Note may be amended or waived with the written consent of the Company and the Holder or pursuant to the amendment provisions set forth in the Agreement.

D. Severability. If any term, covenant or provision contained in this Note, or the application thereof to any Person or circumstance, shall be determined to be void, invalid, illegal or unenforceable to any extent or shall otherwise operate to invalidate this Note, in whole or part, then such term, covenant or provision only shall be deemed not contained in this Note; the remainder of this Note shall remain operative and in full force and effect and shall be enforced to the greatest extent permitted by law as if such clause or provision had never been contained herein or therein; and the application of such term, covenant or provision to other Persons or circumstances shall not be affected, impaired or restricted thereby.

E. Captions. The captions or headings at the beginning of any paragraph or portion of any paragraph in this Note are for the convenience of Maker and Holder and for purpose of reference only and shall not limit or otherwise alter the meaning of the provisions of this Note.

F. Governing Law; Venue. The construction and enforcement of this Note shall be governed by the internal laws of the State of New York, without regard to choice of law principles that would result in the application of the law of another jurisdiction. The state courts of the State of New York located in Manhattan, New York County, and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to hear and determine any dispute arising out of or in connection with this Agreement and the Note and the related definitive documents, and each party irrevocably submits to such jurisdiction. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

G. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and be deemed to have been duly given when sent by electronic communication to the party listed below and the sending party receives a written response confirming such electronic communication was duly received by the appropriate party:

If to Maker:	[*]

If to Holder:	[*]

H. Binding Effect; Assignment. This Note and the rights and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Holder may transfer this Note only in accordance with Section 5.A of this Note and Section 5.14 of the Acquisition Agreement, and the Maker may not assign its obligations under this Note except to a successor by operation of law.

I. Securities Law Compliance. Holder has been advised that the Note and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Holder is aware that Maker is under no obligation to effect any such registration with respect to the Note or the underlying securities or to file for or comply with any exemption from registration. Holder is purchasing the Note to be acquired by Holder hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Holder’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Holder further represents and warrants as follows:

(i) Holder and all owners, members, partners or any individual or entity having an equity interest in Holder are not U.S. Persons. Holder is acquiring the Note and any Conversion Shares for Holder’s own account, for investment and not for distribution or resale to others and is not purchasing the Note and any Conversion Shares for the account or benefit of any U.S. Person, or with a view towards distribution to any U.S. Person, in violation of the registration requirements of the Securities Act

(ii) Holder has not paid, and will not pay, any commission or other remuneration to any person or entity as a commission or fee for this Note.

(iii) Holder has been afforded access to all material books, records and contracts of Maker, and Holder has had an opportunity to ask questions of and receive answers from Maker, or a person or persons acting on its behalf, concerning the terms and conditions of this investment; and all such questions have been answered to the full satisfaction of Holder.

(iv) Holder has had the opportunity to consult with legal counsel in making the representations above and otherwise in regards to this Note, and Holder has the requisite knowledge, upon such counsel, to make the representations herein.

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